Exhibit 10.7
[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment made pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
MULTI-TENANT
OFFICE LEASE (FSG)
DENVER PLACE
999 18TH STREET
Denver, Colorado
LANDLORD:
LBA REALTY FUND III — COMPANY III, LLC,
a Delaware limited liability company
TENANT:
HEALTH GRADES, INC.,
a Delaware corporation

TABLE OF CONTENTS

ARTICLE 1 - LEASE SUMMARY AND PROPERTY SPECIFIC PROVISIONS	1
ARTICLE 2 - LEASE	12
ARTICLE 3 - PREMISES	12
ARTICLE 4 - TERM AND POSSESSION	12
ARTICLE 5 - RENT	13
ARTICLE 6 - SECURITY DEPOSIT	14
ARTICLE 7 - OPERATING EXPENSES	15
ARTICLE 8 - MAINTENANCE AND REPAIR	16
ARTICLE 9 - USE	17
ARTICLE 10 - HAZARDOUS MATERIALS	17
ARTICLE 11 - PARKING	19
ARTICLE 12 - TENANT SIGNS	18
ARTICLE 13 - ALTERATIONS	19
ARTICLE 14 - TENANT’S INSURANCE	21
ARTICLE 15 - LANDLORD’S INSURANCE	23
ARTICLE 16 - INDEMNIFICATION AND EXCULPATION	23
ARTICLE 17 - CASUALTY DAMAGE/DESTRUCTION	24
ARTICLE 18 - CONDEMNATION	26
ARTICLE 19 - WAIVER OF CLAIMS; WAIVER OF SUBROGATION	26
ARTICLE 20 - ASSIGNMENT AND SUBLETTING	27
ARTICLE 21 - SURRENDER AND HOLDING OVER	29
ARTICLE 22 - DEFAULTS	30
ARTICLE 23 - REMEDIES OF LANDLORD	31
ARTICLE 24 - ENTRY BY LANDLORD	32
ARTICLE 25 - LIMITATION ON LANDLORD’S LIABILITY	32
ARTICLE 26 - SUBORDINATION	33
ARTICLE 27 - ESTOPPEL CERTIFICATE	33
ARTICLE 28 - RELOCATION OF PREMISES	33
ARTICLE 29 - MORTGAGEE PROTECTION	33
ARTICLE 30 - QUIET ENJOYMENT	34
ARTICLE 31 - MISCELLANEOUS PROVISIONS	34
ARTICLE 32 - OPTION TO RENEW	40
ARTICLE 33 - FITNESS CENTER	41
ARTICLE 34 - RIGHT OF FIRST OFFER	42
ARTICLE 35 - RIGHT OF FIRST REFUSAL	43
ARTICLE 36 - EARLY TERMINATION	43
ARTICLE 37 - AMERICANS WITH DISABILITIES ACT	44
ARTICLE 38 -ROOF RIGHTS	44
ARTICLE 39- STORAGE SPACE	46

-i-

EXHIBITS:

Exhibit A Premises Floor Plan
Exhibit B Site Plan and Legal Description
Exhibit C Work Letter
Exhibit D Notice of Lease Term Dates
Exhibit E Rules and Regulations
Exhibit F Estoppel Certificate
Exhibit G Janitorial Specifications
Exhibit H Prior Tenant Rights
Exhibit I Subordination, Non-Disturbance and Attornment Agreement

(ii)

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment made pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
THIS LEASE, entered into as of this 17th day of June, 2010, for reference purposes, is by and between LBA REALTY FUND III — COMPANY III, LLC, a Delaware limited liability company, hereinafter referred to as “Landlord”, and HEALTH GRADES, INC., a Delaware corporation, hereinafter referred to as “Tenant”.
ARTICLE 1 — LEASE SUMMARY AND PROPERTY SPECIFIC PROVISIONS

1.1	Landlord’s Address:	LBA Realty Fund III — Company III, LLC 999 18th Street, Suite 210 Denver, Colorado 80202 Attn: Lease Administrator

	With copies to:	LBA Realty 17901 Von Karman, Suite 950 Irvine, California 92614 Attn: SVP — Operations Telephone: (949) 833-0400 Facsimile: (949) 955-9350

For payment of Rent: LBA Realty Fund III — Company III, LLC, a Delaware limited liability company P.O. Box 30448 Los Angeles, California 90030-0448

1.2	Tenant’s Address:	Health Grades, Inc. 999 18th Street, Suite 650 Denver, CO 80202 Attn: Mike Shanks Telephone: (303)716-0041 Facsimile: (303)716-1298

	With copies to:	Health Grades, Inc. 999 18th Street, Suite 650 Denver, CO 80202 Attn: CFO Telephone: (303)716-0041 Facsimile: (303)716-1298
1.3 Building: The Building commonly known as Denver Place, 999 18th Street, Denver, CO 80202 which includes the two (2) office towers known as the South Tower, consisting of thirty-four (34) stories (“South Tower”), and the North Tower, consisting of twenty-three (23) stories (“North Tower”), which are connected by two (2) six story structures known as the South Terrace (“South Terrace”), and North Terrace (“North Terrace”). The Building, together with all other buildings, improvements and facilities, now or subsequently located upon the land (the "Site”) as shown on the Site Plan and Legal Description attached hereto as Exhibit B as such area may be expanded or reduced from time to time is referred to herein as the “Property”. Landlord and Tenant stipulate and agree that the Building currently contains 891,505 rentable square feet, for all purposes of this Lease as calculated using Building Owners and Managers Association International (ANSI Z65. 1-1996).
1.4 Premises: Suite 500 on the entire 5th floor of the Building containing approximately 59,061 rentable square feet, and Suite 602S on the 6th floor of the South Tower containing approximately 12,266 rentable square feet, and Suite 603NT on the 6th floor of the North Terrace containing approximately 15,517 rentable square feet, all as outlined on the Premises Floor Plan attached hereto as Exhibit A. The Premises are presently known as Suite 650. If the suite designation of “600” becomes available on or before the Commencement Date, at Tenant’s option, Landlord and Tenant agree to execute an addendum to this Lease or to note the change in the Notice of Lease Term Dates attached hereto as Exhibit D changing the designation of the Premises from Suite 650 to Suite 600. Landlord and Tenant stipulate and agree that the Premises contains a total of approximately 86,844 rentable square feet, for all purposes of this Lease. The final square footage shall be determined upon completion of the final construction drawings and measured using Building Owners and Managers Association International (ANSI Z65. 1-1996) by Tenant’s architect and confirmed by Landlord. The Common Area factor for any space leased on a full-floor basis in the Building shall not exceed fifteen percent (15%) and for any space leased on a multi-tenant floor of the Building shall not exceed nineteen and one-half percent (19.5%). Notwithstanding the foregoing, however, the Common Area factor used to calculate the rentable square footage for the entirety of the Premises as of the date of execution of this Lease shall not exceed fifteen percent (15%) during the Term of this Lease.

1

1.5 City: The City and County of Denver, State of Colorado.
1.6 Commencement Date: The estimated Commencement Date is December 13, 2010, provided that the Commencement Date is dependent upon Landlord delivering the Premises to Tenant not less than ninety (90) days prior to the Commencement Date in the condition described in the Work Letter.
1.7 Term: Ninety-nine (99) months, plus any partial month at the beginning of the Term, commencing on the Commencement Date and ending on the last day of the ninety-ninth (99th) full calendar month following the Commencement Date (“Expiration Date”). Each consecutive twelve (12) month period of the Term, commencing on the Commencement Date, will be referred to herein as a “Lease Year”. If the Commencement Date is delayed due to a Landlord Delay as described in the Work Letter (“Exhibit C”), then Tenant shall receive two (2) days of Rent abatement for each day the Commencement Date is delayed without extending the Expiration Date.
1.8 Monthly Base Rent:

Per Sq. Ft.
Term	(86,844 rsf)		Monthly Base Rent		Annual Base Rent

Months 1-15	$	[*]	$	[*]	$	[*]
Months 16-30	$	[*]	$	[*]	$	[*]
Months 31-51	$	[*]	$	[*]	$	[*]
Months 52-75	$	[*]	$	[*]	$	[*]
Months 76 to 3-31-19	$	[*]	$	[*]	$	[*]
1.9 Security Deposit: Letter of Credit in the sum of One Million Nine Hundred Ten Thousand Five Hundred Sixty-Eight Dollars ($1,910,568.00), which may expire after the eighteenth (18th) month of the Term pursuant to the provisions of Article 6 of the Standard Provisions of the Lease.
1.10 Permitted Use: General office use and any other lawful purpose common to and suitable for modern office buildings, subject to the provisions set forth in this Lease and as permitted by law.
1.11 Parking: During the Term, Tenant shall have the right to utilize up to eighty-seven (87) total parking spaces (based on a ratio of 1 parking space for each 1,000 square feet of rentable area in the Premises), of which no more than fifteen (15) may be reserved parking spaces, all to be charged at the then current rate(s) per space per month subject to the terms of Section 1.22 of this Lease Summary and Article 11 of the Standard Lease Provisions and the Parking Rules and Regulations contained in Exhibit E attached to this Lease and incorporated herein by this reference. The current rates for parking are $185.00 per unreserved space and $250.00 per reserved space. For the initial twelve (12) months of the Term only, all unreserved and the first ten (10) reserved parking spaces shall be charged at the current unreserved parking rate of $185.00 per parking space, per month and shall thereafter be adjusted accordingly. If Tenant has not utilized its entire allotment of eighty-seven (87) spaces and wishes to utilize additional spaces up to the eighty-seven (87) maximum, Tenant shall provide Landlord with thirty (30) days advance written notice of its request. Tenant may impose the responsibility for the payment of the applicable parking fee(s) to its employees, and, in such event, Landlord agrees to look solely to the individual employees for such payment pursuant to the terms of an agreement between Landlord’s parking operator and the individual employee.

1.12 Brokers: Grubb & Ellis Company, representing Landlord, and Jones Lang LaSalle, Inc., representing Tenant.
1.13 Interest Rate: The lesser of: (a) ten percent (10%) or (b) the maximum rate permitted by law in the State where the Property is located.
1.14 Insurance Amounts:
a. Commercial General Liability Insurance: General liability of not less than One Million and 00/100 Dollars ($1,000,000.00) per occurrence and in the aggregate.
b. Commercial Automobile Liability Insurance: Limit of liability of not less than One Million and 00/100 Dollars ($1,000,000.00) per accident.
c. Worker’s Compensation and Employers Liability Insurance: With limits as mandated pursuant to the laws of the State of Colorado.
d. Umbrella Liability Insurance: Limits of not less than Five Million and 00/100 Dollars ($5,000,000.00) per occurrence.
e. If Tenant’s business includes professional services, Professional Liability (also known as errors and omissions insurance): Not less than the minimum limits required by law for Tenant’s profession, and in any event, not less than One Million and 00/100 Dollars ($1,000,000.00) per occurrence.
1.15 Tenant Improvements: The improvements previously installed in the Premises, if any, and the tenant improvements to be installed in the Premises by Landlord or Tenant, if any, as described in the Work Letter attached hereto as Exhibit C (the “Work Letter”).
1.16 Tenant’s Percentage: 9.74%, which is the ratio that the rentable square footage of the Premises bears to the rentable square footage of the Building.
1.17 Common Areas; Definitions; Tenant’s Rights; Load Factor: During the Term, Tenant shall have the non-exclusive right to use, in common with other tenants in the Property, and subject to the Rules and Regulations referred to in Article 9 of the Standard Lease Provisions, those portions of the Property (the “Property Common Areas”) not leased or designated for lease to tenants that are provided for use in common by Landlord, Tenant and any other tenants of the Property (or by the sublessees, agents, employees, customers invitees, guests or licensees of any such party), whether or not those areas are open to the general public. The Property Common Areas shall include, without limitation, the parking structure and parking areas (subject to Article 11 of the Standard Lease provisions), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to the Building, fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any city sidewalks adjacent to the Property, any pedestrian walkway system, park or other facilities located on the Site and open to the general public. The common areas of the Building shall be referred to herein as the “Building Common Areas” and shall include, without limitation, the following areas of the Building: the common entrances, lobbies, common restrooms on multi-tenant floors, elevators, stairways and accessways, if any, loading docks, ramps, drives and platforms and any passageways and serviceways thereto to the extent not exclusively serving another tenant or contained within another tenant’s premises, and the common pipes, conduits, wires and appurtenant equipment serving the Premises. The Building Common Areas and the Property Common Areas shall be referred to herein collectively as the “Common Areas.” If Tenant is leasing the entire Building, then all elements of the Building and the Building Common Areas shall constitute part of the Premises and all references to Common Areas contained in this Lease shall mean and refer to those elements of the Property outside of the Building. The Common Area factor for any space leased on a full-floor basis in the Building shall not exceed fifteen percent (15%) and for any space leased on a multi-tenant floor of the Building shall not exceed nineteen and one-half percent (19.5%). Notwithstanding the foregoing, however, the Common Area factor used to calculate the rentable square footage for the entirety of the Premises as of the date of execution of this Lease shall not exceed fifteen percent (15%) during the Term of this Lease.

1.18 Operating Expenses, Taxes, Insurance Costs and Utilities Costs:
a. Base Costs: Tenant’s Percentage of Operating Expenses, Taxes, Insurance Costs and Utilities Costs, respectively, incurred and paid by Landlord during calendar year 2011 (the “Base Year”).
b. Definition of Operating Expenses. As used in this Lease, the term “Operating Expenses” shall consist of all costs and expenses of operation, maintenance and repair of the Building and Building Common Areas as determined by generally accepted accounting principles (“GAAP”) consistently applied and calculated and, for all expenses which are variable upon the percentage of occupancy in the Building, assuming the Building is at least ninety-five percent (95%) occupied, together with the Building Percentage of all variable costs and expenses of operation and maintenance of the Property Common Areas and the Site as determined by GAAP consistently applied and calculated and, for all expenses which are variable upon the percentage of occupancy in the Building, assuming the Property is at least ninety-five percent (95%) occupied. Operating Expenses include the following costs by way of illustration but not limitation: (i) any and all assessments imposed with respect to the Building, Common Areas, and/or Site (excluding any charges or assessments chargeable to other tenants in the Building) pursuant to any covenants, conditions and restrictions affecting the Property; (ii) costs, levies or assessments resulting from statutes or regulations promulgated by any government authority in connection with the use or occupancy of the Site, Building or the Premises or the parking facilities serving the Site, Building or the Premises; (iii) waste disposal and janitorial services; (iv) security; (v) costs incurred in the management of the Site, Building and Common Areas, including, without limitation: (1) supplies, materials, equipment and tools, (2) wages, salaries, benefits, pension payments, fringe benefits, uniforms (and payroll taxes, insurance and similar governmental charges related thereto) of employees used in the operation and maintenance of the Site, Building and Common Areas (to the level of property and/or regional operations manager and for employees directly associated with the operation of the Building) (3) the rental of personal property used by Landlord’s personnel in the maintenance, repair and operation of the Property, (4) management office expenses including rent and operating costs (prorated to include only the building employees to the level of property and/or regional operations manager and for employees directly associated with the operation of the Building), (5) accounting fees and legal fees, and (6) a reasonable and customary management/administrative fee as stated by BOMA not to exceed three percent (3%) of the gross rental for Property; (vi) repair and maintenance of the elevators, if any, and the structural portions of the Building, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord; (vii) maintenance, costs and upkeep of all parking and Common Areas; (ix) amortization on a straight-line basis over the useful life of all costs of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools) provided that the amortized amount of any Cost Savings Improvements or Required Capital Improvements (as hereinafter defined) in any year may be as much as but will not exceed the reduction in Operating Expenses as a result thereof: (1) designed primarily to a reduce operating charges or energy consumption (“Cost Savings Improvements”); or (2) required after the date of this Lease under any Law that was not applicable to the Building at the time it was originally constructed (“Required Capital Improvements”); (x) costs and expenses of gardening and landscaping; (xi) maintenance of signs (other than signs of tenants of the Site); (xii) personal property taxes levied on or attributable to personal property owned by Landlord used in connection with the Building, the Common Areas and/or the Site; and (xiii) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items.
Operating Expenses shall not include Taxes, Insurance Costs or Utilities Costs which shall be separately accounted for under the terms of this Lease.
c. Taxes. Taxes are defined in Section 7.3 of the Standard Lease Provisions. All Taxes shall be adjusted to reflect an assumption that the Building is fully assessed for real property tax purposes as a completed building(s) ready for occupancy. Notwithstanding anything herein to the contrary the Base Costs of Taxes shall be the greater of the Taxes for calendar year 2010 or calendar year 2011. When calculating Taxes for purposes of establishing the Taxes for the Base Year, Taxes shall not include Taxes attributable to one-time special assessments, charges, costs, or fees arising from modifications or changes in Laws, including, but not limited to, the institution of a split tax roll during the Base Year.
d. Definition of Insurance Costs. Insurance Costs are defined in Section 7.4 of the Standard Lease Provisions.

e. Definition of Utilities Costs. As used in this Lease, “Utilities Costs” shall mean all actual charges for utilities for the Building and the Building Percentage of the same for the Property Common Areas calculated assuming the Property and Building are at least ninety-five percent (95%) occupied, including but not limited to water, sewer and electricity, and the costs of heating, ventilating and air conditioning and other utilities (but excluding those charges for which tenants are individually responsible) as well as related fees, assessments and surcharges.
f. Excess Operating Expenses. In addition to the Monthly Base Rent required to be paid by Tenant pursuant to Section 1.8 above, during each month during the Term (after the Base Year), Tenant shall pay to Landlord, as Additional Rent (as defined below), the amount by which Tenant’s Percentage of Operating Expenses, Taxes, Insurance Costs and Utilities Costs for such calendar year exceeds the Operating Expenses for the Base Year, Taxes, Insurance Costs and Utilities Costs (such amounts shall be referred to in this Section 1.18 as the “Excess Expenses,” “Excess Taxes,” “Excess Insurance Costs,” and “Excess Utilities Costs,” respectively), in the manner and at the times set forth in the following provisions of this Section 1.18. No reduction in Operating Expenses, Taxes, Insurance Costs, or Utilities Costs after the Base Year will reduce the Monthly Base Rent payable by Tenant hereunder or entitle Tenant to receive a credit against future installments of Operating Expenses, Taxes, Insurance Costs, Utilities Costs, or other Additional Rent due hereunder. If Landlord does not furnish a particular service or work (the cost of which, if furnished by Landlord would be included in Operating Expenses, Insurance Costs, Utilities Costs or Taxes) to a tenant (other than Tenant) that has undertaken to perform such service or work in lieu of receiving it from Landlord, then Operating Expenses, Insurance Costs, Utilities Costs and/or Taxes, as applicable, shall be considered to be increased by an amount equal to the additional Operating Expenses, Insurance Costs, Utilities Costs and/or Taxes that Landlord would reasonably have incurred had Landlord furnished such service or work to that tenant. If Landlord adds an expense category at any time after the Base Year, Landlord agrees to adjust the Base Costs to include the actual amount charged to Landlord for a consecutive twelve (12) month period. Notwithstanding anything to the contrary contained herein, Tenant’s Percentage of Operating Expenses (excluding Operating Expenses beyond the reasonable control of Landlord which are Insurance Costs, Taxes, Utilities Costs and snow removal) for each subsequent year of the Term shall not exceed Tenant’s Percentage of the Operating Expenses for the prior year(s) by more than four percent (4%) per annum compounded during any subsequent year of the Term.
g. Estimate Statement. By the first day of April of each calendar year during the Term after the Base Year, Landlord shall deliver to Tenant a statement (the “Estimate Statement”) estimating the Operating Expenses, Taxes, Insurance Costs, and Utilities Costs (the “Estimated Expenses”) for the current calendar year and the estimated amount of Excess Expenses, Excess Taxes, Excess Insurance Costs, and Excess Utilities Costs (the “Estimated Excess Expenses”) payable by Tenant. If at any time during the Term, but not more often than quarterly, Landlord reasonably determines that the estimated amount of Estimated Excess Expenses payable by Tenant for the current calendar year will be greater or less than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, within thirty (30) days of receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant agrees to pay Estimated Excess Expenses based on such revised Estimate Statement until Tenant receives the next calendar year’s Estimate Statement or a new revised Estimate Statement for the current calendar year. The Estimated Excess Expenses shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly payment of Rent next due following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one (1) monthly installment of such Estimated Excess Expenses multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such calendar year). Subsequent installments shall be paid concurrently with the regular monthly payments of Rent for the balance of the calendar year and shall continue until the next calendar year’s Estimate Statement (or current calendar year’s revised Estimate Statement) is received.

h. Actual Statement. By the first day of July of each subsequent calendar year during the Term after the Base Year, Landlord shall deliver to Tenant a statement (“Actual Statement”) which states the Tenant’s Percentage of actual Operating Expenses, Taxes, Insurance Costs, and Utilities Costs (the “Actual Expenses”) and Excess Expenses, Excess Taxes, Excess Insurance Costs, and Excess Utilities Costs (the “Actual Excess Expenses”) payable by Tenant for the immediately preceding calendar year. If the Actual Statement reveals that the Actual Excess Expenses were understated in any Estimate Statement (or revised Estimate Statement) previously delivered by Landlord pursuant to Section 1.18 g. above, then within thirty (30) days after Landlord’s delivery of the Actual Statement to Tenant, Tenant shall pay to Landlord the amount of any such under-payment. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease or the early termination of Tenant’s right to occupy the Premises. If the Actual Statement reveals that the Actual Excess Expenses were over-stated in any Estimate Statement (or revised Estimate Statement), Landlord will credit any overpayment toward the next monthly installment(s) of Rent due from Tenant, or if the Term has expired, within thirty (30) days remit to Tenant the overpayment. Prior to the expiration or sooner termination of the Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to provide Tenant with an Estimate Statement for the Estimated Expenses for the then current Lease Year and to collect from Tenant prior to Tenant’s surrender of the Premises, Tenant’s Percentage of any Actual Excess Expenses over the Estimated Expenses paid by Tenant in such Lease Year.
i. No Release. Any delay or failure by Landlord in delivering any Estimate or Actual Statement pursuant to this Section 1.18 shall not constitute a waiver of its right to receive Tenant’s payment of Excess Expenses, Excess Taxes, Excess Insurance Costs, and Excess Utilities Costs, nor shall it relieve Tenant of its obligations to pay Excess Expenses, Excess Taxes, Excess Insurance Costs, and Excess Utilities Costs pursuant to this Section 1.18, except that Tenant shall not be obligated to make any payments based on such Estimate or Actual Statement until thirty (30) days after receipt of such statement.
j. Tenant’s Right to Audit. Each calendar year that Excess Expenses are payable by Tenant, Tenant may audit Landlord’s calculation of Excess Expenses on the following terms and conditions:
(i) Procedure for Review.
(a) To exercise this right to audit Excess Expenses for a calendar year, Tenant must notify Landlord in writing (“Audit Notice”) of Tenant’s election to audit within sixty (60) days after Landlord gives Tenant the statement of Actual Excess Expenses included for that calendar year.
(b) The audit will be of those accounting records Tenant determines are reasonably required to determine the Excess Expenses and Taxes for the calendar year that is the subject of the applicable Excess Expenses only.
(c) The audit will take place at the Building at a time mutually convenient to Landlord and Tenant within thirty (30) days after Tenant gives Landlord the Audit Notice. The audit will be completed within ten (10) business days. Subject to the terms hereof, Tenant, or its authorized representative, may copy and remove such copies of any of Landlord’s book or records, provided that Tenant returns such copies at the completion of the audit.
(d) Tenant may perform the audit with Tenant’s own employees, or may engage a company with experience in such audits, to perform the audit (“Tenant’s Auditor”), provided that Landlord shall not be required to accept any Tenant’s Auditor that does not meet all of the following qualifications:
(1)	Tenant’s Auditor must agree that the results of the audit shall remain confidential.
(2)	Tenant’s Auditor may not be a tenant of Landlord in the Building.

(ii) Before commencing any review of Landlord’s books and records, Tenant and Tenant’s Auditor must each agree in writing to keep confidential and not to disclose to any other person Landlord’s books and records that are the subject of review and any negotiation and settlement of any dispute that may arise from the audit. But, Tenant may disclose the information Tenant is required to keep confidential hereunder to the extent reasonably required (A) by law, (B) in a court proceeding or arbitration to resolve any dispute arising out of the audit, or (C) to Tenant’s attorneys, accountants and other professionals related to the performance of the audit or resolution of any dispute arising out of the audit, and that agree in writing to be bound by Tenant’s confidentiality agreement.
(iii) To make a claim for refund of any overpayment of Additional Rent disclosed by the audit, Tenant must notify Landlord in writing of the claim (“Audit Claim”) within thirty (30) days after completion of Tenant’s Auditor’s review. The Audit Claim must state in reasonable detail the basis for, and calculation of the claim, and further include a copy of any written audit or report furnished to the Tenant.
(iv) No Subtenant May Conduct an Audit. No assignee (except a Permitted Transferee) may conduct an audit of Excess Expenses for any part of the Term prior to the effective date of the assignment.
(v) No Default. Tenant’s rights under this section are at all times conditioned and contingent upon Tenant not being in Default of this Lease. No Audit Notice or Audit Claim will be effective if, when given, Tenant is in Default of this Lease.
(vi) Resolution of Claim. The parties will attempt in good faith to resolve any Audit Claim for a period of not less than ninety (90) days after Tenant gives Landlord the Audit Claim. If the parties cannot reach a resolution within such period, such matter shall be resolved by a single Arbitrator chosen by and in accordance with the rules of the American Arbitration Association pursuant to “Baseball Style” Arbitration. The losing party shall pay all fees of the Arbitrator.
(vii) Costs. Landlord will reimburse Tenant’s reasonable costs incurred to perform an audit if:
(a) The audit is not performed by Tenant’s own employees;
(b) If Tenant’s Auditor is compensated on a contingency fee basis, Landlord shall only be required to pay a reasonable hourly fee for such auditor’s time and shall not be required to pay any contingency fees; and
(c) The total Expenses and Taxes used by Landlord to compute Additional Rent for the calendar year audited were overstated by more than five percent (5%).
(viii) Ongoing Overcharges. Notwithstanding what is set forth herein, should the audit discover either an overcharge or an undercharge that is in excess of ten percent (10%) of Landlord’s calculation of such charge for the applicable calendar year and such overcharge or undercharge was also made in the previous two (2) calendar years during the Term, then Tenant shall be entitled to a credit or refund, as applicable, of said overcharge, or, if applicable, Tenant shall remit such undercharge, from such two (2) previous calendar years. Notwithstanding the provisions of this subsection, the credit to, or refund by, Tenant of any overcharges shall only be applicable during the time the then-current Landlord is the owner of the Building. No credit or refund shall be due for any time prior to the then-current Landlord’s ownership of the Building.
k. Exclusions from Operating Expenses. Notwithstanding anything contained in this Section 1.18 to the contrary, the following items shall be excluded from Operating Expenses, Taxes, Insurance Costs, and Utilities Costs, as applicable: (i) costs of decorating, redecorating, or special cleaning or other services provided to certain tenants and not provided on a regular basis to all tenants of the Building; (ii) any charge for depreciation of the Building or equipment and any interest or other financing charge; (iii) all costs relating to activities for the marketing, solicitation, negotiation, enforcement and execution of leases of space in the Building, including without limitation, costs of tenant improvements; (iv) any costs of any services sold or provided to tenants or other occupants for which Landlord or managing agent is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rent (and escalations thereof); (v) the cost of correcting defects in the design or construction of the Building or in the building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category; (vi) to the extent Landlord is reimbursed by third parties, the cost of repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building; (vii) the cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building pursuant to clauses similar to this paragraph; (viii) costs incurred in connection with the original design and construction of the Building or Project or any major changes to same, including but not limited to, additions or deletions of floors and the repair of damage to the Building or Project in connection with any type of casualty, event of damage or destruction or condemnation; (ix) overhead or profits paid to subsidiaries or affiliates of Landlord, or to any party as a result of a non-competitive selection process, for management or other services to the Building and/or Project, or for supplies or other materials, to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis and are consistent with those incurred by similar buildings in the same metropolitan area in which the Building is located; (x) the cost of any work or service performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant; (x) the cost of alterations of space in the Building leased to other tenants; (xi) ground rent or similar payments to a ground lessor; (xii) legal fees and related expenses and any fines, costs, penalties or interest incurred by Landlord (together with any damages awarded against Landlord) due to the gross negligence or willful misconduct of Landlord; (xiii) costs arising from the presence of any Hazardous Materials within, upon or beneath the Property by reason of the introduction thereof to the Property by any party other than Tenant’s Parties in violation of Environmental Law applicable as of such introduction; (xiv) costs for sculpture, paintings or other objects of art in the Building which exceed those typically incurred in other similar office buildings in the area in which the Building is located; (xv) salaries and compensation of ownership and management personnel to the extent that such persons provide services to properties other than the Building; (xvi) costs of selling or financing the Building; (xvii) any expenses which under generally accepted accounting principles, consistently applied, and sound management practices would not be considered a normal maintenance or operating expense; (xviii) all costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of Building or Project operations) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general corporate administrative expenses or such costs that would be normally included in a management fee (e.g., placement/recruiting fees for employees, corporate accounting, health/sports club dues, employee parking and transportation charges, tickets to special events and bank charges); (xix) costs incurred by Landlord for improvements which are considered capital improvements as reasonably determined by Landlord’s accountants, except for Cost Savings Improvements or Required Capital Improvements as provided in Article 1.18(b) above; (xx) advertising and promotional costs; (xxi) any rental payments and related costs pursuant to any ground lease of land underlying all or any portion of the Building, Project and Common Areas or any costs related to any reciprocal agreement; (xxii) charitable, lobbying, special interest or political contributions; and (xxiii) acquisition costs for sculptures, paintings, or other objects of art or the display of such items which exceed those typically incurred in other similar office buildings located in the Denver Central Business District, to exclude plants from the lobby. Building Operating Expenses that cover a period of time not entirely within the Term of the Lease shall be prorated. In the event Tenant ceases to occupy (but still leases) either an entire floor or the entirety of Premises, Tenant shall receive credit against Building Operating Expenses equal to the cost of electricity and janitorial services and any other expense not incurred as a result of such vacancy. It is agreed that Landlord shall not profit from the collection of Operating Expenses.
1.19 Utilities and Services.
a. Standard Utilities and Services. Subject to the terms and conditions of this Lease, Landlord shall furnish or cause to be furnished to the Premises the following utilities and services (collectively, the “Building Services”):
(i) Landlord shall make the elevator of the Building available for Tenant’s non-exclusive use, twenty-four (24) hours per day, 365 days per year.

(ii) Landlord shall furnish during the Business Hours for the Building specified in Section 1.21, HVAC for the Premises as required for the comfortable and normal office occupancy of the Premises and in accord with the most recent ASHRAE standards. The cost of maintenance and service calls to adjust and regulate the HVAC system shall be charged to Tenant if the need for maintenance work results from either Tenant’s adjustment of room thermostats or Tenant’s failure to comply with its obligations under this Section 1.19. Such work shall be charged at hourly rates equal to then-current journeyman’s wages for HVAC mechanics. If Tenant desires HVAC at any time other than during the Business Hours for the Building, Landlord shall provide such “after-hours” usage after advance reasonable request by Tenant, and Tenant shall pay to Landlord, as Additional Rent (and not as part of the Operating Expenses) the actual additional costs of electricity and actual additional and incremental wages paid to personnel directly required for the operation of the after-hour ventilating and/or air-conditioning system. The current after hours cost for HVAC is One Hundred Thirty-Five Dollars ($135.00) per hour.
(iii) Landlord shall furnish to the Premises twenty-four (24) hours per day, 365 days per year, electric current in the amount of five (5) watts per rentable square foot of the Premises for office equipment loads and general power but excluding overall lighting and Building mechanical equipment. In no event shall Tenant’s use of electric current ever exceed the capacity of the feeders to the Building or the risers or wiring installation of the Building. In addition to the foregoing, Landlord shall make available to Tenant for its sole and exclusive use during the Term, without any representations or warranties, the existing 500 KVA emergency generator (“Generator”) and associated diesel belly-tank (“Diesel Tank”) located on the top of the Building podium to operate its office equipment in the event of a power failure in the Building. Tenant shall be responsible for any maintenance required for the Generator or the Diesel Tank. Landlord shall also furnish hot and cold water to the Premises twenty-four (24) hours per day, 365 days per year, for drinking and lavatory purposes, in such quantities as required for the comfortable and normal use of the Premises. If Tenant requires or consumes water or electrical power in excess of what is considered reasonable or normal by Landlord (in the case of electrical consumption, more than 5 watts per rentable square foot), Landlord may require Tenant to pay to Landlord, as Additional Rent, the cost as fairly determined by Landlord incurred for such excess usage.
(iv) Landlord shall furnish janitorial services to the Premises five (5) days per week pursuant to janitorial and cleaning specifications as may be adopted by Landlord from time to time. No person(s) other than those persons reasonably approved by Landlord shall be permitted to enter the Premises for such purposes. Janitor service shall include ordinary dusting, cleaning and emptying and removal of trash from trash receptacles by the janitor assigned to do such work and shall not include cleaning of carpets or rugs (except normal vacuuming), or moving of furniture, coffee or eating area cleaning (other than the floors and surfaces) and other special services. Such additional services may be rendered by Landlord pursuant to written agreement with Tenant as to the extent of such services and the payment of the cost thereof. Janitor service will not be furnished in rooms when rooms are occupied after 8:00 p.m. or to rooms which are locked unless a key is furnished to the Landlord for use by the janitorial contractor. Window cleaning of the inside and outside of all exterior windows shall be done only by Landlord, at such time and frequency as determined by Landlord within reason and not less than four (4) times per year for the outside of the exterior windows in the South Terrace and North Terrace and not less than two (2) times per year for the outside of the exterior windows in the South Tower and the North Tower and not less than one (1) time per year for the interior of the exterior windows in the Premises. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices. All janitors and the janitorial service hired by Landlord shall be bonded in amounts consistent with buildings in the downtown Denver metropolitan area. The current janitorial specifications for the Building are attached hereto as Exhibit G. Landlord reserves the right to modify the current janitorial specifications at any time during the Term provided, however, such modified janitorial specifications shall at all times be consistent with the then standards for office buildings in the central business district for Denver, Colorado.
(v) Landlord shall provide security service or protection in the Building, in any manner deemed reasonable by Landlord that is comparable to similar class buildings in the central business district of Denver, Colorado, from the Commencement Date throughout the Term. Landlord shall not be liable for losses due to theft, vandalism or similar causes when Landlord has complied with the requirements set forth herein.

(vi) At Landlord’s option using commercially reasonable standards, Landlord may install water, electricity and/or HVAC meters in the Premises to measure Tenant’s consumption of such utilities, including any after-hours and extraordinary usage described above or for a separate cooling unit for the computer room(s) within the Premises. Tenant shall pay to Landlord, within ten (10) days after demand, the cost of the installation, maintenance and repair of such meter(s).
The costs of Building Services shall be included in Operating Expenses. Landlord reserves the right to adopt non-discriminatory modifications and additions to the Building Services from time to time. Landlord may, but is not obligated to, provide additional services hereunder; provided, however, that if Landlord does provide such extra services at the request of Tenant, Tenant agrees to pay a four percent (4%) administration fee in connection with such services.
Landlord shall have the right at any time and from time-to-time during the Term to contract for service from any company or companies providing electricity service (“Service Provider”). Tenant shall cooperate with Landlord and the Service Provider at all times and, as reasonably necessary, shall allow Landlord and Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises so long as such access does not materially interfere with Tenant’s occupancy or day to day business operation in the Premises. Subject to the provisions of Article 7.5 below, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Service Provider is no longer available or suitable for Tenant’s requirements, no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease.
b. Tenant’s Obligations. Tenant shall abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building’s services and systems. Tenant shall not use any apparatus or device in, upon or about the Premises which may in any way increase the amount of services or utilities above what Landlord is required to furnish or supply to the Premises or other premises in the Building. In addition, without Landlord’s consent, Tenant shall not connect any conduit, pipe, apparatus or other device to the Building’s water, waste or other supply lines or systems for any purpose. Neither Tenant nor its employees, agents, contractors, licensees or invitees shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the mechanical installations or facilities of the Building. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (50 pounds per rentable square feet of live load capacity and 15 pounds per rentable square feet of partition load capacity) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Any upgrades to the floor load required by Tenant’s permitted use of the Premises shall be at the sole cost and expense of Tenant or deducted from the Tenant Improvement Allowance.
1.20 Additional Repairs.
a. Landlord’s Additional Repair Obligations. In addition to Landlord’s repair obligations in Section 8.1 of the Standard Lease Provisions, and subject to Sections 17.1 and 17.2 of the Standard Lease Provisions, Landlord shall, as part of the Operating Expenses, repair, maintain and replace, as necessary (a) the basic heating, ventilating, air conditioning (“HVAC”), sprinkler and electrical systems within the Building core and standard conduits, connections and distribution systems thereof within the Premises, all connections and distribution of plumbing to internal appliances (but not any above-standard improvements installed in the Premises such as, for example, but not by way of limitation, custom lighting, special or supplementary HVAC or plumbing systems or distribution extensions, special or supplemental electrical panels or distribution systems, or kitchen or executive restroom and/or shower facilities and appliances to the extent such facilities and appliances are intended for the exclusive use of Tenant), and (b) the Common Areas, if any; provided, however, to the extent such maintenance, repairs or replacements are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant’s Parties, Tenant shall pay to Landlord, as Additional Rent, the costs of such maintenance, repairs and replacements. Landlord shall not be liable to Tenant for failure to perform any such maintenance, repairs or replacements, unless Landlord shall fail to make such maintenance, repairs or replacements and such failure shall continue for thirty (30) days following written notice from Tenant to Landlord of the need therefor, provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion not to exceed sixty (60) days. Without limiting the foregoing or any other rights of Tenant contained herein, Tenant waives the right to make repairs at Landlord’s expense under any applicable Laws now or hereafter in effect.

b. Reserved.
1.21 Business Hours for the Building: 7:00 a.m. to 6:00 p.m., Mondays through Fridays (except Building Holidays, as defined below) and 8:00 a.m. to 12:00 p.m. (noon) on Saturdays (except Building Holidays). Building Holidays mean New Year’s Day, Labor Day, Thanksgiving Day, Memorial Day, Independence Day and Christmas Day and such other national holidays as are adopted by Landlord as holidays for the Building. Tenant shall have access to the Building and the Premises seven (7) days a week, twenty-four (24) hours a day and, subject to events of Force Majeure (as defined below), with electricity and elevator service provided at all times.
1.22 Additional Parking Provisions. Each of Tenant’s parking privileges set forth in Section 1.11 hereof shall be subject to a monthly parking fee as may be established and adjusted by Landlord pursuant to Section 1.11. In addition to such parking privileges for use by Tenant’s employees, Landlord shall permit access to the parking areas for Tenant’s visitors, subject to availability of spaces and payment (by validation charges or otherwise) of daily visitor parking charges therefor as may be established and adjusted by Landlord from time to time. Subject at all times to the provisions of Section 1.11 to the contrary, if, at any time during the Term hereof, Tenant fails or elects not to pay any parking fee so established by Landlord for the parking privileges Tenant is then using pursuant to Section 1.11, Landlord may, at any time thereafter, upon ten (10) days’ written notice to Tenant, terminate Tenant’s right to use any or all such privileges for which Tenant has failed or chosen not to pay until such time as Tenant advises Landlord in writing of the desire to again utilize additional spaces up to the maximum as set forth in Section 1.11.
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STANDARD LEASE PROVISIONS
ARTICLE 2 — LEASE
2.1 Lease Elements; Definitions; Exhibits. The Lease is comprised of the Lease Summary and Property Specific Provisions (the “Summary”), these Standard Lease Provisions (“Standard Provisions”) and all exhibits, and riders attached hereto (collectively, “Exhibits”), all of which are incorporated together as part of one and the same instrument. All references in any such documents and instruments to “Lease” means the Summary, these Standard Provisions and all Exhibits attached hereto. All terms used in this Lease shall have the meanings ascribed to such terms in the Summary, these Standard Provisions and any Exhibits. To the extent of any inconsistency between the terms and conditions of the Summary, these Standard Provisions, or any Exhibits attached hereto, the Summary and any Exhibits attached hereto shall control over these Standard Provisions.
ARTICLE 3 — PREMISES
3.1 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, upon and subject to, the terms, covenants and conditions of this Lease. Each party covenants and agrees, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.
3.2 Landlord’s Reserved Rights. Landlord reserves the right from time to time to do any of the following: (a) expand the Building and construct or alter other buildings or improvements on the Property as long as Tenant’s occupancy or parking ratio is not adversely impacted and Tenant’s quiet enjoyment of the Premises is not affected and Tenant’s Percentage of any Operating Expenses, Taxes or Insurance Costs is not increased; (b) make any changes, additions, improvements, maintenance, repairs or replacements in or to the Property, Common Areas and/or the Building (including the Premises if required to do so by any applicable Laws or to the extent necessary in conjunction with any improvements to the Property, Common Areas and/or the Building so long as the load factor does not increase or Tenant’s rentable square footage does not increase and provided that Tenant’s use of the Premises is not materially and adversely affected), and the fixtures and equipment thereof, including, without limitation: (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building and the Premises; and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, easements, parking spaces and parking areas as long as Tenant’s parking ratio is not substantially and adversely impacted and, subject to the terms of this Lease, Tenant has access to those areas at all times; (c) close temporarily any of the Property while engaged in making repairs, improvements or alterations to the Property provided that Tenant has reasonable access to the Premises; and (d) perform such other acts and make such other changes with respect to the Property, as Landlord may, in the exercise of good faith business judgment, deem to be appropriate. If Landlord is required to reconfigure the Premises as a result of any changes to the Property, Common Areas and/or the Building as a result of Landlord’s exercise of its rights under this Section 3.2, Landlord shall provide Tenant with a minimum of thirty (30) days advance written notice of the construction schedule to the extent that Tenant’s permitted use of, or the ingress or egress to, the Premises are affected, and Landlord shall endeavor to minimize, as reasonably practicable, any interference with Tenant’s business conducted from the Premises as a result of any such construction, including, having the work performed after normal business hours. All measurements of rentable area in this Lease shall be deemed to be correct.
ARTICLE 4 — TERM AND POSSESSION
4.1 Term; Notice of Lease Dates. The Term shall be for the period designated in the Summary commencing on the Commencement Date and ending on the Expiration Date, unless the Term is sooner terminated or extended as provided in this Lease. Assuming this Lease is mutually executed by Landlord and Tenant on or before June 17, 2010, if a Landlord Delay occurs (as further defined in Exhibit C), Tenant shall be entitled to two (2) days of Rent abatement for each one (1) day of delay. If the Commencement Date falls on any day other than the first day of a calendar month then the Term will be measured from the first day of the month following the month in which the Commencement Date occurs. Within ten (10) business days after Landlord’s written request, Tenant shall execute a written confirmation of the Commencement Date and Expiration Date of the Term in the form of the Notice of Lease Term Dates. The Notice of Lease Term Dates shall be binding upon Tenant unless Tenant reasonably objects thereto in writing within such ten (10) business day period.

4.2 Possession. Landlord shall deliver possession of the Premises to Tenant as provided in the Work Letter. Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant; (ii) any Security Deposit, Guaranty and/or Letter of Credit required hereunder and the first installment of paid Monthly Base Rent due under this Lease; and (iii) copies of Tenant’s insurance certificates as required hereunder.
4.3 Condition of Premises. Landlord shall deliver the Premises to Tenant in broom-clean condition and free of debris, with (i) the existing Building-standard plumbing, lighting, and HVAC systems in good operating condition and in compliance with all applicable codes (collectively, the “Operating Systems”); (ii) the window blinds in the Premises in a clean and operable condition; (iii) the base board heating units in the Premises in good working condition; (iv) the door strikes in the interior stairwells in compliance with all applicable governmental and building codes; and (v) secured card key access to the freight elevators in the North Tower and the South Tower, the cost of installation which shall be passed through as an Operating Expense. All connections and distribution of plumbing to internal appliances and HVAC distribution shall be part of the Tenant Improvements. If a non-compliance with such warranty exists during the warranty period (as defined below), or if one of such Operating Systems or elements should malfunction or fail within the warranty period, as Tenant’s sole remedy for Landlord’s breach of this warranty, Landlord shall, as Landlord’s sole obligation, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, repair same at Landlord’s expense; provided, however, Landlord shall have no liability hereunder for repairs or replacements necessitated by the acts or omissions of Tenant and/or any of Tenant’s Parties. The warranty period shall be 120 days after delivery of the Premises to Tenant, except for latent defects in the Premises which are identified in writing to Landlord by Tenant within one (1) year of the Commencement Date. If Tenant does not give Landlord the required notice within said warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Tenant at Tenant’s sole cost and expense. Tenant acknowledges that, except as otherwise expressly set forth in this Lease and the Work Letter, (i) neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Property or their condition, or with respect to the suitability thereof for the conduct of Tenant’s business, and Tenant shall accept the Premises in its then as-is condition on delivery by Landlord, and (ii) the acceptance of possession of the Premises by Tenant shall establish that the Premises, the Building and the Property were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord, if any, pursuant to the Work Letter completed and without any obligation on Landlord’s part to make any further alterations, upgrades or improvements thereto, subject only to completion of minor punch-list items identified by the parties to be corrected by Landlord, if any, as provided in the Work Letter.
ARTICLE 5 — RENT
5.1 Monthly Base Rent. Tenant agrees to pay Landlord, the Monthly Base Rent as designated in the Summary. Monthly Base Rent and recurring monthly charges of Additional Rent (defined below) shall be paid by Tenant in advance on or before the first day of each and every calendar month (“Due Date”) during the Term, except that the first full month’s Monthly Base Rent and Additional Rent, if any, shall be paid upon Tenant’s execution and delivery of this Lease to Landlord. Monthly Base Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.
5.2 Additional Rent. All amounts and charges payable by Tenant under this Lease in addition to Monthly Base Rent, if any, including, without limitation, payments for Operating Expenses, Taxes, Insurance Costs and Utilities Costs to the extent payable by Tenant under this Lease shall be considered “Additional Rent”, and the word “Rent” in this Lease shall include all such Additional Rent unless the context specifically states or clearly implies that only Monthly Base Rent is referenced. Rent shall be paid to Landlord, without any prior notice or demand therefor and without any notice, deduction or offset, in lawful money of the United States of America.

5.3 Late Charges and Interest Rate. If Landlord does not receive Rent or any other payment due from Tenant within five (5) business days of the Due Date, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such past due Rent or other payment. Notwithstanding the foregoing, however, Landlord will not assess a late fee for the first two (2) installments of Rent in any one (1) calendar year not received within five (5) business days of the Due Date, provided such Rent payments are received within ten (10) business days of the Due Date. Tenant agrees that this late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of Tenant’s late payment. Accepting any late charge shall not constitute a waiver by Landlord of Tenant’s default with respect to any overdue amount nor prevent Landlord from exercising any other rights or remedies available to Landlord. If any installment of Monthly Base Rent or Additional Rent, or any other amount payable by Tenant hereunder is not received by Landlord within five (5) business days of the Due Date, it shall bear interest at the Interest Rate set forth in the Summary from the Due Date until paid. All interest, and any late charges imposed pursuant to this Section 5.3, shall be considered Additional Rent due from Tenant to Landlord under the terms of this Lease.
ARTICLE 6 — SECURITY DEPOSIT
Within sixty (60) days of Tenant’s execution of this Lease, Tenant shall deposit with Landlord a clean, unconditional irrevocable letter of credit for the benefit of Landlord (“Letter of Credit”) in the sum of One Million Nine Hundred Ten Thousand Five Hundred Sixty-Eight Dollars ($1,910,568.00) issued by a bank and in a form both reasonably acceptable to Landlord, payable in Denver, Colorado, to be delivered upon execution of this Lease and to be held by Landlord which as renewed or replaced as set forth herein shall remain in effect, subject to the terms and conditions contained herein, for the first eighteen (18) months of the Term (the “Security Deposit”) as security for the Rent payable hereunder, to the extent the Letter of Credit is still held by Landlord pursuant to the provisions of this Article 6, the return of the Premises in good order and condition as required in this Lease, and the performance of the terms, covenants, conditions and agreements of Tenant under this Lease during the term of the Letter of Credit. Landlord hereby approves Wells Fargo Bank, N.A., as the issuer of the Letter of Credit. Tenant shall not assign or encumber the Security Deposit. If the Letter of Credit is for a time period which is less than the entire Lease Term, then said Letter of Credit shall contain an “evergreen” clause which shall automatically renew the Letter of Credit for the entire Lease Term or Tenant shall deliver to Landlord a renewal or replacement Letter of Credit which conforms to the requirements of this Article 6 at least thirty (30) days prior to the date each Letter of Credit is to expire, and if either: (a) Tenant fails so to deliver the renewal or replacement Letter of Credit; or (b) if the bank which issued the Letter of Credit or Tenant notifies Landlord prior to the expiration date of any such Letter of Credit (and each Letter of Credit other than the first Letter of Credit shall require the bank to do so or if the bank will not agree to do so, then Tenant shall so notify Landlord) that it does not intend to renew or replace the Letter of Credit, or (c) the financial condition of the bank deteriorates in the reasonable opinion of Landlord, then unless Landlord has previously received the required renewal or replacement Letter of Credit or Tenant has submitted a cash equivalent, Landlord may draw on the Letter of Credit and hold its proceeds, without interest to Tenant, as the Security Deposit. The Security Deposit shall not be applied by Tenant to the payment of Rent or any other amount for which it may become liable under this Lease, and such Security Deposit or its use shall in no way relieve Tenant from the faithful and punctual performance of all terms, covenants, conditions and agreements herein imposed upon it or cure any default. If Landlord draws down on the Security Deposit to satisfy any obligation of the Tenant, Tenant, within ten (10) business days after demand, shall deliver to Landlord a replacement or additional Letter of Credit or a cash equivalent which satisfies the requirements of this Article 6 so that Landlord shall have the full amount of the Security Deposit at all times during the term of this Lease as existed immediately prior to such application. Landlord agrees that at the termination of Tenant’s obligation to maintain such Letter of Credit as provided herein, the Letter of Credit shall be terminated within ten (10) business days thereafter, provided that Tenant shall have complied in all respects with the terms, covenants, conditions and agreements contained herein. In the event of a change in or transfer of ownership by Landlord, or the sale, lease, assignment or transfer of the Building (collectively, a

“Transfer Event”), Landlord shall transfer its interest in the Security Deposit to its purchaser, assignee, transferee, or any other successor in interest and shall provide in writing the address of such successor, and Landlord shall thereupon be released by the Tenant from all liability for the return of the Security Deposit. Tenant agrees to cooperate with Landlord in the event of a Transfer Event at no cost to Tenant and shall promptly execute all necessary documents reasonably required by Landlord. After the conclusion of any Transfer Event, Tenant agrees to look solely to the new landlord for all such future obligations as such new landlord shall have the same responsibilities as contained in this Article 6. Nothing in this Article 6 shall be construed as limiting Tenant’s liability under this Lease to the amount of the Security Deposit. Landlord shall not be required to maintain the Security Deposit separate from its general accounts. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit. Notwithstanding the foregoing, provided that no uncured Default has ever occurred under any term or provision contained in the Lease and no condition exists which with the passage of time or the giving of notice or both would constitute a Default and provided that the net worth of Tenant at the end of the eighteenth (18th) month of the Term then equals or exceeds $19,785,066.00, upon the expiration of the eighteenth (18th) month of the Term, the requirement of Tenant to maintain the Letter of Credit shall lapse and Landlord shall immediately return the Letter of Credit to Tenant. Failure of Tenant to meet the conditions hereunder for lapse of the obligation to maintain the Letter of Credit shall automatically require that Tenant maintain the Letter of Credit for the balance of the Term pursuant to the terms and conditions contained in this Article 6.
ARTICLE 7 — OPERATING EXPENSES
7.1 Operating Expenses. Tenant shall pay for or contribute to the costs of operation, maintenance, repair and replacement of the Premises, Building and Property as provided in the Summary.
7.2 Utilities and Services. Utilities and Services to the Premises and the Property are described in the Summary.
7.3 Taxes. As used in this Lease, the term “Taxes” means: All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, license or use fees, excises, transit charges, and other impositions of any kind (including fees “in-lieu” or in substitution of any such tax or assessment) which are now or hereafter assessed, levied, charged or imposed by any public authority upon the Building, Site, Property and/or Premises or any portion thereof, its operations or the Rent derived therefrom (or any portion or component thereof). Taxes shall not include inheritance or estate taxes imposed upon or assessed against the interest of Landlord, gift taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord’s business or any other taxes computed upon the basis of the net income of Landlord. Tenant shall pay for or contribute to Taxes as part of Operating Expenses as provided in the Summary.
7.4 Insurance Costs. As used in this Lease, “Insurance Costs” means the cost of insurance obtained by Landlord pursuant to Article 15. Tenant shall pay for or contribute to Insurance Costs as part of Operating Expenses as provided in the Summary.
7.5 Interruption of Utilities. Landlord shall have no liability to Tenant for any interruption in utilities or services to be provided to the Premises when such failure is caused by all or any of the following: (a) accident, breakage or repairs, unless caused by the negligence of Landlord; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; (e) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord’s control including without limitation, any electrical power “brown-out” or “black-out”; or (f) any other cause beyond Landlord’s reasonable control. In addition, in the event of any such interruption in utilities or services, Tenant shall not be entitled to any abatement or reduction of Rent (except as expressly provided in Articles 17 and 18 if such failure is a result of any casualty damage or taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any stoppage or interruption of services or utilities which are not obtained directly by Tenant, Landlord shall use commercially reasonable efforts to resume such services or utilities as promptly as practicable. If Landlord fails to provide any essential Building services specifically required to be provided by Landlord under the Lease (i.e., water, electricity, sewer, elevator service, HVAC, restrooms, loss of life safety systems, failure of fire code compliance), and such interruption of service renders the Premises or any portion of the Premises untenantable for a period of five (5) consecutive business days following Landlord’s receipt of written notice from Tenant of such interruption of service, the Rent shall abate in proportion to the area of the Premises that is rendered untenantable. Such abatement period shall commence upon the expiration of said five (5) business day period. No such abatement shall be provided if such interruption of service is caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors, subtenants, invitees or assignees or by an act of God, or by matters not within the control of Landlord (including without limitation the interruption of electrical service to the Building through no fault of Landlord). The Premises shall be considered untenantable if Tenant cannot use the Premises or portion thereof affected in the conduct of its normal business operations as a result of said interruption of service to the Premises. It is agreed and understood that Tenant shall not use or be entitled to use the Premises or portion thereof affected to conduct its normal business operations during any day for which Landlord is obligated to abate rent hereunder. The abatement herein provided shall be Tenant’s sole and exclusive remedy for interruption of service. Tenant agrees to fully cooperate with Landlord in remedying any such interruption of essential Building services. The terms and conditions of this Section 7.5 shall not apply to situations contemplated under provisions of the Lease pertaining to condemnation, eminent domain, damage or destruction elsewhere described in the Lease.
ARTICLE 8 — MAINTENANCE AND REPAIR
8.1 Landlord’s Repair Obligations. In addition to any repair obligations of Landlord set forth elsewhere in this Lease, Landlord, at Landlord’s cost, shall repair, maintain and replace as necessary, the foundation and structural elements of the Building (including structural load bearing walls and roof structure), and utility meters, electrical lines, pipes and conduits serving the Building and the Premises; provided, however, to the extent such maintenance, repairs or replacements are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant’s Parties, Tenant shall pay to Landlord, as Additional Rent, the costs of such maintenance, repairs and replacements. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises. Except as otherwise stated in the Summary, the non-disturbance agreement from Landlord’s Mortgagee (as described in Article 26), and in the Work Letter attached hereto as Exhibit C, Tenant waives the right to make repairs at Landlord’s expense under any applicable Laws. All other repair and maintenance of the Premises, Building and Property to be performed by Landlord, if any, shall be as provided in the Summary. To the extent such maintenance, repairs or replacements are required as a result of the negligence or intentional misconduct of Landlord or any of Landlord’s Parties and Tenant is prohibited from using all or any material part of the Premises for the permitted use herein as a result thereof, the Rent shall abate in proportion to the area of the Premises that is rendered untenantable. It is agreed and understood that Tenant shall not use or be entitled to use the Premises or portion thereof affected to conduct its normal business operations during any day for which Landlord is obligated to abate Rent hereunder.
8.2 Tenant’s Repair Obligations. Except for Landlord’s obligations specifically set forth elsewhere in this Lease and in Section 8.1 above and in the Summary, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, repair, preserve and replace, as necessary, the interior of the Premises and all parts thereof including, without limitation, all Tenant Improvements, Alterations, and all furniture, fixtures and equipment, including, without limitation, all computer, telephone and data cabling and equipment, Tenant’s signs, if any, door locks, closing devices, security devices, floors and floor coverings, shelving, kitchen, executive restroom and/or shower facilities, and/or appliances of any kind located within the Premises, if any, custom lighting, and any additions and other property located within the Premises, so as to keep all of the foregoing elements of the Premises in good condition and repair, reasonable wear and tear and casualty damage excepted. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises (other than exterior windows which shall be replaced by Landlord) which is damaged or broken from any cause whatsoever except due to the negligence or willful misconduct of Landlord, its agents or employees. Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class and workmanlike manner, by licensed contractor(s) that are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. All other repair and maintenance of the Premises, Building and Property to be performed by Tenant, if any, shall be as provided in the Summary. If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder, then at any time following thirty (30) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance (except in the event of an emergency in which event no notice shall be required), Landlord may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as Additional Rent, Landlord’s costs for making such repairs plus an amount not to exceed five percent (5%) of such costs for overhead, within thirty (30) days of receipt from Landlord of a written itemized bill therefor. Any amounts not reimbursed by Tenant within such thirty (30) day period will bear interest at the Interest Rate until paid by Tenant.
ARTICLE 9 — USE
Tenant shall use the Premises solely for the Permitted Use specified in the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever without Landlord’s prior written approval. Tenant shall observe and comply with the Rules and Regulations attached hereto as Exhibit E, as the same may be modified by Landlord from time to time, and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord which modifications and additions shall in no manner materially impact the ingress and egress of Tenant to the Premises nor the permitted use of the Premises by Tenant. Landlord shall endeavor to enforce the Rules and Regulations, but shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of any such Rules and Regulations provided, however, Landlord will use commercially reasonable efforts to ensure that all Building tenants comply with Rules and Regulations. Tenant shall, at its sole cost and expense, observe and comply with all Laws and all requirements of any board of fire underwriters or similar body relating to the Premises now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises (whether, except as otherwise provided herein, structural or nonstructural, including unforeseen and/or extraordinary alterations and/or improvements to the Premises and regardless of the period of time remaining in the Term). Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything that will obstruct or interfere with the rights of other tenants or occupants of the Building or the Property, if any, or injure them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building or the Property, nor commit or suffer to be committed any waste in, on or about the Premises.
ARTICLE 10 — HAZARDOUS MATERIALS
As used in this Lease, the term “Environmental Law(s)” means any past, present or future federal, state or local Law relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials. As used in this Lease, the term “Hazardous Materials” means and includes any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any Environmental Laws including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials, and motor vehicle fuel stored in fuel tanks of motor vehicles, the Generator and Diesel Tank used on site in compliance with all Environmental Laws (some or all of which may constitute Hazardous Materials), Tenant agrees not to cause or knowingly permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Property by Tenant, its agents, officers, directors, shareholders, members, partners, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, or upon the early termination of Tenant’s right to occupy the Premises, Tenant agrees to promptly remove from the Premises, the Building and the Property, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Property or any portion thereof by Tenant or any of Tenant’s Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s members, shareholders, partners, officers, directors, managers, employees, agents, successors and assigns (collectively, “Landlord Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Property and which are caused or permitted by Tenant or any of Tenant’s Parties, provided, however, Tenant shall have no responsibility for any Hazardous Materials which existed in the Premises prior to the Commencement Date. The provisions of this Article 10 will survive the expiration or earlier termination of this Lease or the early termination of Tenant’s right to occupy the Premises. Tenant shall give Landlord Notice of any evidence of Mold, water leaks or water infiltration in the Premises promptly upon discovery of same. Unless caused by the negligence or intentional misconduct of Landlord, or Landlord Parties, or unless caused by another tenant of the Building, Tenant, shall, at its expense, investigate, clean up and remediate any Mold in the Premises. Investigation, clean up and remediation may be performed only after Tenant has Landlord’s written approval of a plan for such remediation. All clean up and remediation shall be done in compliance with all applicable Laws and to the reasonable satisfaction of Landlord. As used in this Lease, “Mold” means mold, fungi, spores, microbial matter, mycotoxins and microbiological organic compounds. Based on Landlord’s actual knowledge, the Building contains no Hazardous Materials or Mold. To the extent any Hazardous Materials, including asbestos, or Mold are discovered at any time prior to the Commencement Date, Landlord shall remove and abate said Hazardous Materials or Mold at its sole cost and expense.
ARTICLE 11 — PARKING
During the Term, Tenant shall be entitled to utilize the number and type of parking spaces specified in the Summary within the parking areas for the Property as designated by Landlord from time to time. Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Building and Property (including whether such areas shall be surface, underground and/or other structures) provided such modifications do not have an adverse impact on the parking ratio for Tenant. In addition, if Tenant is not the sole occupant of the Property, Landlord may, in its discretion, designate any unreserved parking spaces as reserved parking. The terms and conditions for parking at the Property shall be as specified in the Summary and in the Rules and Regulations regarding parking as contained in Exhibit E attached hereto, as the same may be modified by Landlord from time to time. Tenant shall not use more parking spaces than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants, if any, or for such other uses such as visitor, handicapped or other special purpose parking. Tenant’s visitors shall be entitled to access to the parking areas on the Property designated for visitor use, subject to availability of spaces and the terms of the Summary. The parking ratio provided to Tenant shall not decrease during the Term without the express written approval of Tenant, which approval may be withheld in Tenant’s sole discretion.

ARTICLE 12 — TENANT SIGNS
12.1 Premises Signage. Tenant shall have the right to have placed by Landlord, at Landlord’s expense, Tenant’s name on a building standard suite/unit door sign and within all Building directories. In addition, Tenant shall have the right to install signage using Tenant’s standard graphics in the reception area or lobby of the Premises all at Tenant’s sole cost and expense. Subsequent changes to Tenant’s suite/unit door sign and/or any additional signs, to the extent permitted by Landlord herein, shall be made or installed by Landlord at Tenant’s sole cost and expense. Except as otherwise set forth herein, all aspects of any such suite/unit door signs shall be per Landlord’s standard specifications and materials, as revised by Landlord from time to time. Tenant shall have no right to install or maintain any other signs, banners, advertising, notices, displays, stickers, decals or any other logo or identification of any person, product or service whatsoever, in any location on or in the Property except as (i) shall have been expressly approved by Landlord in writing prior to the installation thereof (which approval may be granted or withheld in Landlord’s sole and absolute discretion), (ii) shall not violate any signage restrictions or exclusive sign rights contained in any then existing leases with other tenants of the Property, if any, and (iii) are consistent and compatible with all applicable Laws, and the design, signage and graphics program from time to time implemented by Landlord with respect to the Property, if any. Landlord shall have the right to remove any signs or signage material installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within thirty (30) days of written demand by Landlord.
12.2 Building Signage. In addition to the foregoing, Tenant may, at its sole cost and expense (or as part of the Tenant Improvement Allowance) and subject at all times to applicable Laws and requisite governmental approvals, install the business name of Tenant on the parapet of either the South Tower or North Tower as selected by Tenant (“Building Signage”). Landlord shall approve in writing the final design and specifications of the Building Signage, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord agrees to permit the Tenant to maintain the Building Signage for so long as no uncured Default has ever occurred under any term or provision contained in the Lease and no condition exists under the Lease and provided further, that Tenant has (i) continuously occupied a minimum of ninety percent (90%) of the originally leased Premises for the Permitted Use during the Term, as it may be extended, or (ii), if Tenant occupies a minimum of 60,000 rentable square feet of the originally leased Premises for the Permitted Use during the Term, as it may be extended, and is the largest current tenant in the Building. If any of the foregoing requirements are not met, Landlord shall be entitled to immediately remove, at the sole cost of Tenant, the Building Signage. Tenant shall, at its sole cost, remove the Building Signage on or before the expiration or sooner termination of this Lease or upon the early termination of Tenant’s right to occupy the Premises and repair any damage to the Building caused by such removal and shall restore the Building to its original condition (or, at Landlord’s option, Tenant shall pay to Landlord all of Landlord’s costs of such removal and repair). Tenant shall be responsible for all electrical expenses incurred for the use of the Building Signage and shall have installed, at Tenant’s sole cost and expense, a separate meter to monitor such usage. The Building Signage set forth herein is personal to the named Tenant herein or to a Permitted Transferee and is not transferable to any other assignee or subtenant. If a Permitted Transferee elects to modify the Building Signage, it shall be permitted to do so at its sole expense, subject to the conditions and requirements of this Section 12.
ARTICLE 13 — ALTERATIONS
13.1 Alterations. After installation of the initial Tenant Improvements for the Premises, Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (“Alterations”) subject to and upon the following terms and conditions:
a. Tenant shall not make any Alterations without Landlord’s prior consent which: (i) affect any area outside the Premises including the outside appearance, character or use of any portions of the Building or other portions of the Property; (ii) affect the Building’s roof, roof membrane, any structural component or any base Building equipment, services or systems, or the proper functioning thereof, or Landlord’s access thereto; (iii) in the reasonable opinion of Landlord, lessen the value of the Building or the Property; (iv) will violate or require a change in any occupancy certificate applicable to the Premises; or (v) would trigger a legal requirement which would require Landlord to make any alteration or improvement to the Premises, Building or other aspect of the Property.

b. Tenant shall not make any Alterations not prohibited by Section 13.1(a), unless Tenant first obtains Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay, provided Landlord’s prior approval shall not be required for any Alteration that is not prohibited by Section 13.1(a) above and is of a cosmetic nature that satisfies all of the following conditions (hereinafter a “Pre-Approved Alteration”): (i) the costs of such Alteration do not exceed $3.00 per rentable square foot of the Premises; (ii) to the extent reasonably required by Landlord or by law due to the nature of the work being performed, Tenant delivers to Landlord final plans, specifications, working drawings, permits and approvals for such Alterations at least ten (10) days prior to commencement of the work thereof; and (iii) Tenant and such Alterations otherwise satisfy all other conditions set forth in this Section 13.1. Tenant shall provide Landlord with ten (10) days’ prior written notice before commencing any Alterations. In addition, before proceeding with any Alteration, Tenant’s contractors shall obtain, on behalf of Tenant and at Tenant’s sole cost and expense: (A) all necessary governmental permits and approvals for the commencement and completion of such Alterations, and (B) if the cost of such Alterations exceeds $100,000.00, a completion and lien indemnity bond, or other surety satisfactory to Landlord for such Alterations. Landlord’s approval of any plans, contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability with respect to such Alterations and will create no liability or responsibility on Landlord’s part concerning the completeness of such Alterations or their design sufficiency or compliance with Laws.
c. All Alterations shall be performed: (i) in accordance with the approved plans, specifications and working drawings, if any; (ii) lien-free and in a first-class workmanlike manner; (iii) in compliance with all Laws; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building; (v) by licensed and bondable contractors and subcontractors selected by Tenant and reasonably approved by Landlord, and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.
d. If the consent of Landlord is required, Tenant shall pay to Landlord, as Additional Rent, the reasonable costs of Landlord’s engineers and other consultants for review of all plans, specifications and working drawings for the Alterations, within thirty (30) days after Tenant’s receipt of invoices either from Landlord or such consultants. In addition to such costs, Tenant shall pay to Landlord, within thirty (30) days after completion of any Alterations, a construction supervision fee equal to four percent (4%) of the total cost of the Alterations and the actual, reasonable costs incurred by Landlord for any services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the Alterations only to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.
e. Throughout the performance of the Alterations, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the insurance provisions of this Lease.
13.2 Removal of Alterations. All Alterations and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term or upon the early termination of Tenant’s right to occupy the Premises; provided, however, Landlord may, by written notice delivered to Tenant at the time Landlord provides its consent for installation of the Alterations, identify those Alterations which Landlord shall require Tenant to remove at the end of the Term. If Landlord requires Tenant to remove any such Alterations, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease or upon the early termination of Tenant’s right to occupy the Premises and repair any damage to the Premises caused by such removal to its original condition.
13.3 Liens. Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Property or the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any Tenant Party. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such liens to be released of record or bonded so that such lien(s) no longer affect(s) title to the Property, the Building or the Premises or provide adequate financial assurances as determined by Landlord in its reasonable discretion, of Tenant’s ability to pay the amount represented by such lien. If Tenant fails to cause any such lien to be released or bonded within ten (10) business days after filing thereof, Landlord may cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien, and Tenant shall reimburse Landlord within thirty (30) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

ARTICLE 14 — TENANT’S INSURANCE
14.1 Tenant’s Insurance. On or before the earlier of the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in the Premises, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance with limits of coverage as set forth in Section 1.14 of the Summary:
a. Special Form (formerly known as “all risk”) insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief plus, if the Property is located currently or at any time in the future in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (as such acts may from time to time be amended), flood coverage upon property of every description and kind owned by Tenant and located in the Premises or the Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Alterations (but excluding the initial Tenant Improvements previously existing or installed in the Premises), in an amount not less then the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be presumptive.
b. Commercial general liability insurance coverage on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner’s protective coverage, contractual liability (including Tenant’s indemnification obligations under this Lease), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability. The limits of liability of such commercial general liability insurance may be increased every three (3) years during the Term upon reasonable prior notice by Landlord to an amount reasonably required by Landlord and appropriate for tenants of buildings comparable to the Building.
c. Commercial Automobile Liability covering all owned, hired and non-owned automobiles.
d. Worker’s compensation, in statutory amounts and employers liability, covering all persons employed in connection with any work done in, on or about the Premises for which claims for death, bodily injury or illness could be asserted against Landlord, Tenant or the Premises.
e. Umbrella liability insurance on an occurrence basis, in excess of and following the form of the underlying insurance described in Section 14.1.b. and 14.1.c. and the employer’s liability coverage in Section 14.1.d. which is at least as broad as each and every area of the underlying policies. Such umbrella liability insurance shall include pay on behalf of wording, concurrency of effective dates with primary policies, blanket contractual liability, application of primary policy aggregates, and shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance, subject to customary commercially reasonable deductible amounts imposed on umbrella policies.
f. If Tenant’s business includes professional services, Tenant shall, at Tenant’s expense, maintain in full force and effect professional liability (also known as errors and omissions insurance), covering Tenant and Tenant’s employees from work related negligence and liability in trade.

g. Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for twelve (12) months of direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant’s parking areas or to the Building as a result of such perils. Tenant may elect not to carry loss of income, extra expense or business interruption insurance in which event Tenant shall be deemed to have elected to self insure such loss.
h. Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant of a building similar to the Building would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.
14.2 Requirements. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are approved by Landlord and/or Landlord’s mortgagees and are authorized to do business in the state in which the Building is located and rated not less than Financial Size X, and with a Financial Strength rating of A in the most recent version of Best’s Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 14.1.a. and 14.1.g. above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord’s request, such other persons or entities of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear; (d) not have a deductible amount exceeding Five Thousand Dollars ($5,000.00), which deductible amount shall be deemed self-insured with full waiver of subrogation, provided, however, the deductible amount for the errors and omissions insurance may have a deductible not exceeding an amount reasonably determined by Tenant; (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and any other additional insureds shall be primary, and any insurance carried by Landlord or any other additional insureds shall be excess and non-contributing; (f) contain an endorsement that the insurer waives its right to subrogation; (g) require the insurer to notify Landlord and any other additional insureds in writing not less than ten (10) days prior to any material change, reduction in coverage, cancellation or other termination thereof; (h) contain a cross liability or severability of interest endorsement; and (i) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than the date Tenant is required to obtain such insurance as set forth in Section 14.1 above, certificates from the insurance company evidencing the existence of such insurance and Tenant’s compliance with the foregoing provisions of this Article 14. Tenant shall cause replacement certificates to be delivered to Landlord not less than ten (10) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense.
14.3 Effect on Insurance. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord. If Tenant’s occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building or the Property, Tenant shall either discontinue the activities affecting the insurance or pay such increase as Additional Rent within thirty (30) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord pursuant to this Lease or otherwise with respect to the Building or the Property shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises other than as allowed by the Permitted Use by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within ten (10) business days after notice thereof, Tenant shall be deemed to be in default under this Lease and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant’s cost.

ARTICLE 15 — LANDLORD’S INSURANCE
During the Term, Landlord shall maintain Property Insurance written on a Special Form (formerly known as “all risk”) basis covering the Property and the Building, including the initial Tenant Improvements (excluding, however, Tenant’s furniture, equipment and other personal property and Alterations, unless Landlord otherwise elects to insure the Alterations pursuant to Section 13.1 above) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, at Landlord’s option, earthquake damage coverage, and such additional coverage as Landlord deems appropriate. Such insurance coverage shall be for the full replacement cost of the Building. Landlord shall also carry commercial general liability in such reasonable amounts (but not less than $5,000,000.00) and with such reasonable deductibles as would be carried by a prudent owner of a similar building in the state in which the Building is located. At Landlord’s option, all such insurance may be carried under any blanket or umbrella policies that Landlord has in force for other buildings and projects. Landlord may, but shall not be obligated to carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable. The cost of insurance obtained by Landlord pursuant to this Article 15 shall be included in Insurance Costs, except that any increase in the premium for the property insurance attributable to the replacement cost of the Tenant Improvements in excess of Building standard shall not be included as Insurance Costs, but shall be paid by Tenant within thirty (30) days of invoice from Landlord.
ARTICLE 16 — INDEMNIFICATION AND EXCULPATION
16.1 Tenant’s Assumption of Risk and Waiver. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease or except to the extent such matter is attributable to the negligence and/or willful misconduct of Landlord or Landlord’s agents, contractors or employees, Landlord shall not be liable to Tenant, or any of Tenant’s Parties for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling ceiling tiles masonry, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, (iv) any such damage caused by other tenants or persons in the Premises, occupants of any other portions of the Property, or the public, or caused by operations in construction of any private, public or quasi-public work, or (v) any interruption of Utilities and Services. Landlord shall in no event be liable to Tenant for any consequential damages or for loss of business, revenue, income or profits and Tenant hereby waives any and all claims for any such damages. Notwithstanding anything to the contrary contained in this Section 16.1, all property of Tenant and Tenant’s Parties kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers. Landlord or its agents shall not be liable for interference with light or other intangible rights.
16.2 Indemnification.
a. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and the Landlord Parties harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including, without limitation, attorneys’ fees and court costs (collectively, “Tenant Indemnified Claims”), arising or resulting from (a) any occurrence attributable to the negligence or willful misconduct of Tenant, its agents, contractors or employees in the Premises following the date Landlord delivers possession of all or any portion of the Premises to Tenant, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees, (b) the use of the Premises, the Building and the Property and conduct of Tenant’s business by Tenant or any of Tenant’s Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any of Tenant’s Parties, in or about the Premises, the Building or elsewhere on the Property; and/or (c) any default by Tenant as to any obligations on Tenant’s part to be performed under the terms of this Lease or the terms of any contract or agreement to which Tenant is a party or by which it is bound, affecting this Lease or the Premises. The foregoing indemnification shall include, but not be limited to, any injury to, or death of, any person, or any loss of, or damage to, any property on the Premises, or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy thereof. In case any action or proceeding is brought against Landlord or any Landlord Parties by reason of any such Tenant Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld. Tenant’s indemnification obligations under this Section 16.2 and elsewhere in this Lease shall survive the expiration or earlier termination of this Lease or the early termination of Tenant’s right to occupy the Premises. Tenant’s covenants, agreements and indemnification in Section 16.1 and this Section 16.2 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

b. Landlord shall be liable for, and shall indemnify, defend, protect and hold Tenant and the Tenant Parties harmless from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including, without limitation, attorneys’ fees and court costs (collectively, “Landlord Indemnified Claims”), arising or resulting from: (a) any occurrence attributable to the negligence or willful misconduct of Landlord, its agents, contractors or employees in the Building following the date Landlord delivers possession of all or any portion of the Premises to Tenant, except to the extent caused by the negligence or willful misconduct of Tenant or Tenant’s Parties; (b) the use of the Building and the Property and conduct of Landlord’s business by Landlord or any of Landlord’s Parties, or any other activity, work or thing done, permitted or suffered by Landlord or any of Landlord’s Parties, in or about the Building or elsewhere on the Property; and/or (c) any default by Landlord as to any obligations on Landlord’s part to be performed under the terms of this Lease or the terms of any contract or agreement to which Landlord is a party or by which it is bound, affecting this Lease or the Building. The foregoing indemnification shall include, but not be limited to, any injury to, or death of, any person or any loss of, or damage to, any property within the Building, or on adjoining sidewalks, streets or ways or in connection with the use, condition, or occupancy thereof. In case any action or proceeding is brought against Tenant or any Tenant Parties by reason of any such Landlord Indemnified Claims, Landlord, upon notice from Tenant, shall defend the same at Landlord’s expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld. Landlord’s indemnification obligations under this Section 16.2 and elsewhere in this Lease shall survive the expiration of early termination of this Lease or the early termination of Tenant’s rights to occupy the Premises. Landlord’s covenants, agreements and indemnifications in Section 16.2 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord pursuant to the provisions of this Lease.
ARTICLE 17 — CASUALTY DAMAGE/DESTRUCTION
17.1 Landlord’s Rights and Obligations. If the Premises or the Building is damaged by fire or other casualty not caused by the negligence or willful misconduct of Tenant (“Casualty”) to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord’s contractor estimates in writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred twenty (120) days from the date of such casualty, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect and Landlord shall utilize commercially reasonable efforts to provide Tenant with alternate space in the Building. If, however, the Premises or the Building is damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Landlord’s contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred twenty (120) days to complete from the date of casualty, or Landlord will not receive proceeds from insurance required to be carried by Tenant sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either: (a) repair, reconstruct and restore the portion of the Premises or Building damaged by such Casualty (including the Tenant Improvements, the Alterations that Landlord elects to insure pursuant to Section 13.1 and, to the extent of insurance proceeds received from Tenant, the Alterations that Tenant is required to insure pursuant to Section 13.1), in which case this Lease shall continue in full force and effect; or (b) terminate this Lease effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate. Under any of the conditions of this Section 17.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of sixty (60) days after the occurrence of such Casualty, or fifteen (15) days after Landlord’s receipt of the estimate from Landlord’s contractor or, as applicable, thirty (30) days after Landlord receives approval from Landlord’s Mortgagee to rebuild. If, for any reason (including Landlord’s failure to obtain insurance for the full replacement cost of any Alterations in the Building which Landlord is required to insure pursuant to Section 13.1 hereof), Landlord fails to receive insurance proceeds covering the full replacement cost of such damages, Landlord shall be deemed to have self-insured the replacement cost of such damages.

17.2 Tenant’s Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements and Alterations (to the extent such items are not covered by Landlord’s casualty insurance obtained by Landlord pursuant to this Lease) and with respect to Alterations in the Premises that Tenant is required to insure pursuant to Section 13.1, excluding proceeds for Tenant’s furniture and other personal property, whether or not this Lease is terminated as permitted in Section 17.1, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant’s failure to obtain insurance for the full replacement cost of any Alterations which Tenant is required to insure pursuant to Section 13.1 hereof), Tenant fails to receive insurance proceeds covering the full replacement cost of such Alterations which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Alterations, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord’s or Tenant’s insurance with respect to such items.
17.3 Abatement of Rent. If as a result of any such damage, repair, reconstruction and/or restoration of the Premises or the Building, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then Rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any of Tenant’s Parties, there shall be no abatement of Rent. Except for abatement of Rent as provided hereinabove and as provided in Section 17.7 below, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.
17.4 Inability to Complete. Notwithstanding anything to the contrary contained in this Article 17, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises pursuant to Section 17.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date estimated by Landlord’s contractor for completion thereof pursuant to Section 17.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, delays due to Force Majeure, and delays caused by Tenant or any of Tenant’s Parties), then Landlord or Tenant may elect to terminate this Lease upon thirty (30) days’ prior written notice to the other party.
17.5 Damage to the Property. If there is a total destruction of the improvements on the Property or partial destruction of such improvements, the cost of restoration of which would exceed one-third (1/3) of the then replacement value of all improvements on the Property, by any cause whatsoever, whether or not insured against and whether or not the Premises are partially or totally destroyed, Landlord or Tenant may within a period of one hundred fifty (150) days after the occurrence of such destruction, notify the other party in writing that it elects to terminate the Lease as of the date of such destruction.
17.6 Damage Near End of Term. In addition to its termination rights in Sections 17.1, 17.4 and 17.5 above, either party shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term and Landlord’s contractor estimates in writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Term, or (b) sixty (60) days after the date of such casualty.
17.7 Tenant’s Termination Right in the Event of Damage or Destruction. In the event of any damage or destruction which affects Tenant’s use and enjoyment of the Premises which is not caused by Tenant or any of Tenant’s Parties, if Tenant’s possession and use of the Premises cannot be restored by Landlord within one hundred eighty (180) days for reasons other than delays caused by Tenant or any of Tenant’s Parties, Tenant shall have the right to terminate this Lease upon written notice to Landlord.

ARTICLE 18 — CONDEMNATION
18.1 Substantial or Partial Taking. Subject to the provisions of Section 18.3 below, either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or the Property which would have a material adverse effect on Landlord’s ability to operate the remainder of the Building at or above the same level of profitability as it is currently being operated and/or the Property. The terminating party shall provide written notice of termination to the other party within thirty (30) days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and all other elements of this Lease which are dependant upon the area of the Premises, the Building or the Property shall be appropriately adjusted to account for any reduction in the square footage of the Premises, Building or Property, as applicable. Each party shall have the right to seek compensation from the condemning authority for damages suffered from the Taking, provided that the termination of this Lease by either party shall not affect Tenant’s rights to seek damages for the value of the Lease for the Term remaining notwithstanding the termination.
18.2 Condemnation Award. Subject to the provisions of Section 18.1 above and Section 18.3 below, in connection with any Taking of the Premises or the Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s relocation expenses, and for any loss of goodwill or other damage to Tenant’s business by reason of such taking.
18.3 Temporary Taking. In the event of a Taking of the Premises or any part thereof for temporary use, Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations with respect to surrender of the Premises but shall not be obligated to pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 18.3, a temporary taking shall be defined as a taking for a period of one hundred fifty (150) days or less.
ARTICLE 19 — WAIVER OF CLAIMS; WAIVER OF SUBROGATION
19.1 Tenant Waiver. Tenant hereby waives its rights against Landlord for any claims or damages or losses, including any deductibles and self-insured amounts, which are caused by or result from (a) any occurrence insured under any property insurance policy carried by Tenant, or (b) any occurrence which would have been covered under any property insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required. The foregoing waiver shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.
19.2 Landlord Waiver. Landlord hereby waives its rights against Tenant for any claims or damages or losses, including any deductibles and self-insured amounts, which are caused by or result from: (a) any occurrence insured under any property insurance policy carried by Landlord; or (b) any occurrence which would have been covered under any property insurance required to be obtained and maintained by Landlord under this Lease had such insurance been obtained and maintained as required. The foregoing waiver shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

19.3 Waiver of Insurers. Each party shall cause each property insurance policy carried by it to provide that the insurer waives all rights of recovery by way of subrogation against the other, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain insurance for an insurable loss, such loss shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.
ARTICLE 20 — ASSIGNMENT AND SUBLETTING
20.1 Restriction on Transfer. Except with respect to a Permitted Transfer pursuant to Section 20.6 below, Tenant shall not, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, condition or delay, assign this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease, license or the like being sometimes referred to as a “Transfer”). In no event may Tenant encumber or hypothecate this Lease or the Premises. Nothing contained in this Section 20 shall prevent Tenant from marketing or offering the Premises for sublease at a lower rental rate than Landlord is currently charging or prohibit Tenant from competing with Landlord for any prospective tenants or subtenants, provided, however Tenant may not market or offer the Premises for sublease to current tenants in the Building. This prohibition against Transfers shall be construed to include a prohibition against any assignment or subletting by operation of law. Any Transfer without Landlord’s consent (except for a Permitted Transfer pursuant to Section 20.6 below) shall constitute a Default by Tenant under this Lease, and in addition to all of Landlord’s other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord’s election. For purposes of this Article 20, other than with respect to a Permitted Transfer under Section 20.6 and transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of forty-nine percent (49%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, shall be deemed an assignment of this Lease and shall be subject to all of the restrictions and provisions contained in this Article 20.
20.2 Landlord’s Options. If Tenant desires to effect a Transfer, then at least fifteen (15) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall deliver to Landlord written notice (“Transfer Notice”) setting forth the terms and conditions of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a “Transferee”). Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and such evidence of financial responsibility and standing as Landlord may reasonably require, and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request. Except with respect to a Permitted Transfer, within fifteen (15) business days of Landlord’s receipt of any Transfer Notice, and any additional information requested by Landlord pursuant to this Section 20.2, Landlord will notify Tenant of its election to do one of the following: (a) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (b) refuse such consent, which refusal shall be on reasonable grounds; or (c) terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned by Tenant and recapture all or such portion of the Premises which is proposed to be sublet or assigned by Tenant for reletting by Landlord, which termination shall be effective as of the proposed Transfer Date provided, however, if Landlord refuses to grant such consent and elects to terminate the Lease as to such portion of the Premises, Tenant shall have the right within fifteen (15) days after notice of Landlord’s exercise of its right to terminate to withdraw Tenant’s request for such consent and remain in possession of the Premises under the terms and conditions hereof. If Landlord exercises its option to terminate the Lease with respect to only a portion of the Premises following Tenant’s request for Landlord’s approval of the proposed sublease of such space (and Tenant has not withdrawn such request for consent), Landlord shall be responsible for the construction of any demising wall which Landlord reasonably deems necessary to separate such space from the remainder of the Premises.

20.3 Additional Conditions; Excess Rent. A condition to Landlord’s consent to any Transfer will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord, an original of Landlord’s standard consent form executed by both Tenant and the proposed Transferee, and an affirmation of guaranty in form satisfactory to Landlord executed by each guarantor of this Lease, if any. In addition, Tenant shall pay to Landlord as Additional Rent within thirty (30) days after receipt thereof, without affecting or reducing any other obligations of Tenant hereunder, fifty percent (50%) of any rent or other economic consideration received by Tenant as a result of any Transfer which exceeds, in the aggregate, (i) the total Rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased) for the applicable period, plus (ii) any reasonable brokerage commissions, attorneys’ fees, tenant improvements or other monetary concession actually paid by Tenant in connection with such Transfer, which commissions and fees shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord’s consideration of the proposed assignment or sublease, Tenant agrees to pay Landlord a non-refundable administrative fee of Five Hundred Dollars ($500.00), plus Landlord’s reasonable attorneys’ and paralegal fees and other costs incurred by Landlord in reviewing such proposed assignment or sublease (whether attributable to Landlord’s in-house attorneys or paralegals or otherwise). Acceptance of the Five Hundred Dollar ($500.00) administrative fee and/or reimbursement of Landlord’s attorneys’ and/or paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.
20.4 Reasonable Disapproval. Without limiting in any way Landlord’s right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to a Transfer if, in Landlord’s reasonable opinion: (a) the proposed assignee or subtenant does not have the financial capability to fulfill the obligations imposed by the Transfer; (b) the proposed Transferee is an existing tenant of the Building or Property; (c) the proposed Transferee is a governmental entity; (d) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (e) the proposed Transfer involves a change of use of the Premises or would violate any exclusive use covenant to which Landlord is bound; (f) the Transfer would likely result in significant increase in the use of the parking areas by the Transferee’s employees or visitors, and/or significantly increase the demand upon utilities and services above what Landlord is required to provide in the Lease to the Premises; and (g) the Transferee is not in Landlord’s reasonable opinion of reputable or good character or consistent with Landlord’s desired tenant mix for the Building.
20.5 No Release. Subject to the provisions of Section 20.6 below, no Transfer, occupancy or collection of rent from any proposed Transferee shall be deemed a waiver on the part of Landlord, or the acceptance of the Transferee as Tenant and no Transfer shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay Rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

20.6 Permitted Transfers. Notwithstanding the provisions of Section 20.1 above to the contrary, provided that Tenant is not then in Default, Tenant may assign this Lease or sublet the Premises or any portion thereof (herein, a “Permitted Transfer”), without Landlord’s consent to any entity that controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant’s business as a going concern (each, a “Permitted Transferee”), provided that: (a) at least fifteen (15) days prior to such assignment or sublease, Tenant delivers to Landlord a reasonably detailed description of the proposed Transfer and the financial statements and other financial and background information of the assignee or sublessee described in Section 20.2 above; (b) in the case of an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or in the case of a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion) pursuant to an assignment and assumption agreement (or a sublease, as applicable) reasonably acceptable to Landlord, a fully executed copy of which is delivered to Landlord within thirty (30) days following the effective date of such assignment or subletting; (c) each guarantor of this Lease executes a reaffirmation of its guaranty in form satisfactory to Landlord; (d) the net worth of the assignee or sublessee equals or exceeds that of Tenant as of (i) the date of execution of this Lease, or (ii) the date immediately preceding the proposed transfer; (e) Tenant remains fully liable under this Lease; (f) the use of the Premises is pursuant to Section 1.10 of the Lease; (g) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Article 20 and will not violate any exclusive use covenant to which Landlord is bound; and (h) with respect to a subletting only, Tenant and such Permitted Transferee execute Landlord’s standard consent to sublease form; and (i) Tenant is not in default under the Lease.
ARTICLE 21 — SURRENDER AND HOLDING OVER
21.1 Surrender of Premises. Upon the expiration or sooner termination of this Lease, or upon the early termination of Tenant’s right to occupy the Premises, Tenant shall surrender all keys for the Premises and exclusive possession of the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear excepted (and casualty damage excepted), with all of Tenant’s personal property, electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (to be removed in accordance with the National Electric Code and other applicable Laws) and those items, if any, of Alterations identified by Landlord pursuant to Section 13.1, removed therefrom and all damage caused by such removal repaired. Notwithstanding anything contained herein to the contrary, Landlord, in its sole discretion and upon thirty (30) days written notice to Tenant, may require removal of the interior stairwell, if any, by either Tenant or Landlord, but in either event at the sole expense of Tenant. If Tenant fails to remove by the expiration or sooner termination of this Lease, or upon the early termination of Tenant’s right to occupy the Premises, all of its personal property and Alterations identified by Landlord for removal pursuant to Section 13.1, Landlord may, (without liability to Tenant for loss thereof), at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable Law; and/or (b) upon ten (10) days’ prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable Law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.
21.2 Holding Over. Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Term with or without the express written consent of Landlord, then, in addition to all other remedies available to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant’s obligation to pay all Additional Rent under this Lease), but (i) for the first three (3) months after the expiration of the Term, at a Monthly Base Rent equal to 125% of the monthly Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination, and (ii) for any time thereafter, at a Monthly Base Rent equal to 150% of the monthly Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Any such holdover Rent shall be paid on a per month basis without reduction for partial months during the holdover. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute consent to a hold over hereunder or result in an extension of this Lease. This Section 21.2 shall not be construed to create any express or implied right to holdover beyond the expiration of the Term or any extension thereof. Notwithstanding the foregoing, however, Tenant shall have the right to holdover for the first three (3) months after the expiration of the Term pursuant to the terms and conditions hereof provided Tenant has provided a minimum of sixty (60) days advance written notice to Landlord of Tenant’s intent to holdover which three (3) month holdover shall automatically be deemed to be with the consent of Landlord. Tenant shall be liable, and shall pay to Landlord within thirty (30) days of demand, for all losses incurred by Landlord as a result of such unauthorized holdover, and shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against all liabilities, damages, losses, claims, suits, costs and expenses (including reasonable attorneys’ fees and costs) arising from or relating to any such holdover tenancy, including without limitation, any claim for damages made by a succeeding tenant. Tenant’s indemnification obligation hereunder shall survive the expiration or earlier termination of this Lease, or the early termination of Tenant’s right to occupy the Premises. The foregoing provisions of this Section 21.2 are in addition to, and do not affect, Landlord’s right of re-entry or any other rights of Landlord hereunder or otherwise at law or in equity.
ARTICLE 22 — DEFAULTS
22.1 Tenant’s Default. The occurrence of any one or more of the following events shall constitute a “Default” under this Lease by Tenant:
a. the failure by Tenant to make any payment of Rent, Additional Rent or any other payment required to be made by Tenant hereunder, where such failure continues for five (5) business days after written notice thereof from Landlord that such payment was not received when due; provided that if Landlord provides two (2) or more notices of late payment within any twelve (12) month period, then the third failure of Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder when due in the twelve (12) month period following the second (2nd) such notice shall be an automatic Default without notice from Landlord;
b. the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 22.1(a) or (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that it may be cured but more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion; or
c. a Bankruptcy Event (as defined below) involving Tenant shall occur, and in connection therewith Tenant is liquidated or dissolved or Tenant is proceeding towards its liquidation or dissolution.
Any notice sent by Landlord to Tenant pursuant to this Section 22.1 shall be in lieu of, and not in addition to, any notice required under any applicable Law.
22.2 Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion. Notice to Landlord of any such alleged default shall be ineffective unless such notice is simultaneously delivered to any Mortgagee. Tenant agrees to give all Mortgagees, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and Leases, or otherwise), of the address of such Mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being diligently pursued. In no event will Landlord or any Mortgagee be responsible for any consequential damages incurred by Tenant as a result of any default, including, but not limited to lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

ARTICLE 23 — REMEDIES OF LANDLORD
23.1 Landlord’s Remedies; Termination. In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. If Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant all monetary damages allowed under applicable Law, which may include: (a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (b) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) the prorated amount of any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: Tenant Improvement costs; attorneys’ fees; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Alterations, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.
As used in Sections 23.1(a), 23.1(b) and 23(c) above, the “worth at the time of award” is computed by allowing interest for Sections 23.1(a) and 23.1(b) and by discounting such amount in Section 23.1(c) at the Interest Rate set forth in the Summary.
23.2 Landlord’s Remedies; Continuation of Lease; Re-Entry Rights. In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right to (a) continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, and (b) with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of as permitted by applicable Law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.2, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.
23.3 Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent. In the event of any Default by Tenant, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act as required to cure such Default on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within thirty (30) days after demand therefor as Additional Rent.
23.4 Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Article 23 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Article 23 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

23.5 Costs Upon Default and Litigation. The non-prevailing party shall pay to the prevailing party all the expenses incurred by the prevailing party in connection with any default hereunder or the exercise of any remedy by reason of any default hereunder, including reasonable attorneys’ fees and expenses. If either party (the “Indemnified Party”) shall be made a party for any litigation commenced against the other party or any litigation pertaining to this Lease, the Premises, or the Building, at the option of the Indemnified Party, the other party, at its expense, shall provide the Indemnified Party with counsel approved by the Indemnified Party and shall pay all costs incurred or paid by the Indemnified Party in connection with such litigation.
23.6 Tenant’s Remedies. In the event of any uncured default by Landlord, in addition to any other remedies available to Tenant under this Lease, Tenant shall be entitled to all rights available to it at law or in equity including, but not limited to, seeking from Landlord any and all damages Tenant may suffer (other than punitive or consequential damages) including, but not limited to, Tenant’s reasonable attorneys’ fees and other costs incurred in prosecuting any such action together with interest at the Interest Rate.
ARTICLE 24 — ENTRY BY LANDLORD
Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply any service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building or Property, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of Rent. In exercising such entry rights, Landlord shall endeavor to minimize, to the extent reasonably practicable, the interference with Tenant’s business, and shall provide Tenant with not less than twenty-four (24) hours advance notice (oral or written) of such entry (except in emergency situations and for scheduled services). For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and secure areas, and Landlord shall have the means which Landlord may deem proper to open said doors (including any secure areas) in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of Rent and, unless caused by the negligence or intentional misconduct of Landlord, Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord.
ARTICLE 25 — LIMITATION ON LANDLORD’S LIABILITY
Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including as to any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual members, investors, partners, directors, officers, or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual members, investors, partners, directors, officers, or shareholders of Landlord or Landlord’s members or partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Property, and no other assets of Landlord. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Property. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all future covenants and obligations on the part of Landlord contained in this Lease. Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises, the Building, the Property and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

ARTICLE 26 — SUBORDINATION
Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”), subject to the receipt by Tenant of a fully-executed Non-Disturbance Agreement executed by Lender in Lender’s form which shall be reasonably acceptable to Tenant. This clause shall be self-operative, but no later than ten (10) business days after written request from Landlord or any holder of a Mortgage (a “Mortgagee”), Tenant shall execute a commercially reasonable subordination agreement. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. No later than ten (10) business days after written request by Landlord or any Mortgagee, Tenant shall, without charge, attorn to any successor to Landlord’s interest in the Lease. Tenant hereby waives its rights under any current or future Law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Should Tenant fail to sign and return any such documents within said ten (10) business day period, Tenant shall be in default hereunder. With respect to an existing and future mortgage or deed of trust entered into by Landlord, Tenant’s subordination of this Lease shall be subject to receiving assurance (“non-disturbance agreement”) from the lender thereunder that Tenant’s possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in Default hereof and attorns to the record owner of the Premises. Landlord agrees to use commercially reasonable efforts to obtain on or before the Commencement Date such non-disturbance agreement from the Lender on Lender’s standard form, a copy of which is attached hereto as Exhibit I.
ARTICLE 27 — ESTOPPEL CERTIFICATE
Within ten (10) business days following Landlord’s written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit F attached hereto. Any such estoppel certificate delivered pursuant to this Article 27 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Property, as well as their assignees. Tenant’s failure to deliver such estoppel certificate following an additional two (2) business day cure period after notice shall constitute a Default hereunder. Tenant’s failure to deliver such certificate within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, and that not more than one (1) month’s Rent has been paid in advance.
ARTICLE 28 — RELOCATION OF PREMISES
Intentionally left blank.
ARTICLE 29 — MORTGAGEE PROTECTION
If, in connection with Landlord’s obtaining or entering into any financing or ground lease for any portion of the Building or Property, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within thirty (30) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, and in the commercially reasonable judgment of Tenant, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant’s rights hereunder. Landlord shall be responsible for reimbursing Tenant the actual and reasonable attorney’s fees and professional third party consultant fees incurred by Tenant in negotiating such modification. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant’s rights hereunder, by power of sale or judicial foreclosure, if such should prove necessary to effect a cure).

ARTICLE 30 — QUIET ENJOYMENT
Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease (including payment of Rent hereunder), Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.
ARTICLE 31 — MISCELLANEOUS PROVISIONS
31.1 Broker. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than the Brokers specified in the Summary. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect, and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any other brokers claiming to have represented Landlord in connection with this Lease. The foregoing indemnities shall survive the expiration or earlier termination of this Lease or the early termination of Tenant’s right to occupy the Premises. Landlord shall pay to the Brokers the brokerage fee, if any, pursuant to a separate written agreement between Landlord and Brokers. Notwithstanding anything to the contrary in this Lease, Landlord hereby agrees that if Landlord fails to pay any brokerage fees or commissions for which it is responsible, and after Tenant has given Landlord (and its Mortgagee) thirty (30) days’ notice of such failure to pay, then Tenant shall have the right to send a second notice to that effect to Landlord, with a copy to the Mortgagee, conspicuously stating that Tenant intends to exercise the offset rights as set forth herein if Landlord does not cure such failure within ten (10) business days after receipt by Landlord of such second written demand. If such reimbursement is not made within ten (10) business days after such second written demand is delivered to Landlord, then Tenant may deduct the actual brokerage fees or commissions, plus interest at the Interest Rate, paid by Tenant to the Brokers, from the Monthly Base Rent, Additional Rent and any other sums due from Tenant under this Lease, in addition to exercising any other remedies Tenant may have.
31.2 Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Building is located. Tenant shall comply with all governmental and quasi-governmental laws, ordinances and regulations applicable to the Building, Property and/or the Premises, and all rules and regulations adopted pursuant thereto and all covenants, conditions and restrictions applicable to and/or of record against the Building, Property and/or the Site (individually, a “Law” and collectively, the “Laws”).
31.3 Successors and Assigns. Subject to the provisions of Article 25 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Article 20, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease or a Permitted Transferee (as defined in Article 20.6).
31.4 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant’s interest under any or all such subleases.
31.5 Professional Fees. If either Landlord or Tenant should bring suit (or alternate dispute resolution proceedings) against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers’, accountants’, attorneys’ and other professional fees, expenses and court costs), shall be paid by the other party. In addition to the foregoing, Tenant shall pay Landlord’s reasonable attorneys’ fees and other costs incurred to comply with any applicable statutes governing forcible entry and detainer or to enforce any provision of this Lease, whether suit is brought or not.

31.6 Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any Rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.
31.7 Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Article and Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language. The parties hereto acknowledge and agree that each has participated in the negotiation and drafting of this Lease; therefore, in the event of an ambiguity in, or dispute regarding the interpretation of, this Lease, the interpretation of this Lease shall not be resolved by any rule of interpretation providing for interpretation against the party who caused the uncertainty to exist or against the draftsman.
31.8 Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor.
31.9 Business Day. A “business day” is Monday through Friday, excluding holidays observed by the United States Postal Service and reference to 5:00 p.m. is to the time zone of the recipient. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Lease during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day.
31.10 Payments and Notices. All Rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in the Summary, or to Landlord at the address(es) designated in the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (ii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs.
31.11 Prior Agreements; Amendments. This Lease, including the Summary and all Exhibits attached hereto, contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

31.12 Separability. The invalidity or unenforceability of any provision of this Lease shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.
31.13 Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum of this Lease.
31.14 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.
31.15 Financial Statements. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often that two (2) times in any calendar year), Tenant shall deliver to Landlord (a) a current financial statement of Tenant and any guarantor of this Lease, and (b) financial statements of Tenant and such guarantor for the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively). If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports.
31.16 No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.
31.17 Force Majeure. If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including, without limitation, failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, terrorism, bioterrorism, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, “Force Majeure Delays”), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 31.17 shall not apply to nor operate to excuse Tenant from the payment of Monthly Base Rent, or any Additional Rent or any other payments strictly in accordance with the terms of this Lease and shall not apply to either the Landlord or the Tenant’s right to terminate the Lease pursuant to Section 17 above.
31.18 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.
31.19 Nondisclosure of Lease Terms. Both parties acknowledge and agree that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, each agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Property, or real estate agent, either directly or indirectly, without the prior written consent of the other party, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease, its real estate broker, attorneys and accountants, and Tenant may include Lease provisions in its public filings if required by state or federal laws, as determined in accordance with applicable state or Federal laws or the rules and regulations of any state or Federal securities regulators.

31.20 Tenant’s Authority. Tenant represents and warrants that: (a) Tenant is a duly organized and existing partnership, corporation or limited liability company, as the case may be, and is qualified to do business in the state in which the Building is located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant’s behalf; and (c) this Lease is binding upon Tenant in accordance with its terms. Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization within ten (10) business days of Landlord’s request. Tenant represents and warrants to Landlord that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.
31.21 Joint and Several Liability. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.
31.22 No Option. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.
31.23 Options and Rights in General. Any option (each an “Option” and collectively, the "Options”), including without limitation, any option to extend, option to terminate, option to expand, right to lease, right of first offer, and/or right of first refusal, granted to Tenant is personal to the original Tenant executing this Lease or a Permitted Transferee and may be exercised only by the original Tenant executing this Lease while occupying not less than ninety percent (90%) of the Premises and without the intent of thereafter assigning this Lease or subletting the Premises or a Permitted Transferee and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease or a Permitted Transferee. The Options, if any, granted to Tenant under this Lease are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. Tenant will have no right to exercise any Option, notwithstanding any provision of the grant of option to the contrary, and Tenant’s exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant is in Default under the terms of this Lease as of Tenant’s exercise of the Option in question or at any time after the exercise of any such Option and prior to the commencement of the Option event, (ii) Tenant has sublet all or more than fifty percent (50%) of the Premises except pursuant to a Permitted Transfer, or (iii) Landlord has given Tenant two (2) or more notices of default, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period of this Lease. Each Option granted to Tenant, if any, is hereby deemed an economic term which Landlord, in its sole and absolute discretion, may or may not offer in conjunction with any future extensions of the Term.
31.24 Bankruptcy. If at any time during the Term there is a Bankruptcy Event, the following provisions shall apply:
a. Any receiver, assignee for the benefit of creditors (“assignee”), trustee of any kind, or Tenant as debtor-in-possession (“debtor”) shall either expressly assume or reject this Lease within sixty (60) days following the assignment to the assignee or the filing of the pleading initiating the receivership or bankruptcy case. All such parties agree that they will not seek court permission to extend such time for assumption or rejection. Failure to assume or reject in the time set forth herein shall mean that this Lease may be terminated at Landlord’s option. Rejection of this Lease shall be a default under this Lease. Notwithstanding anything contained in this Lease to the contrary, if this Lease is rejected in any bankruptcy action or proceeding filed by or against Tenant, and the effective date of rejection is on or after the date upon which that month’s Base Rent and Additional Rent is due and owing, then the Monthly Base Rent and Additional Rent owing under this Lease for the month during which the effective date of such rejection occurs shall be due and payable in full and shall not be prorated.

b. If this Lease is assumed by a debtor, receiver, assignee or trustee, such party shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; (2) pay Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for such loss; and (3) provide adequate assurance of future performance.
c. Where a default exists under this Lease, the party assuming this Lease may not require Landlord to provide services or supplies incidental to this Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of this Lease for such services and supplies provided before the assumption of this Lease.
d. Landlord reserves all remedies available to Landlord in Article 23 or at law or in equity in respect of a Bankruptcy Event by Tenant, to the extent such remedies are permitted by applicable Laws.
For the purposes of this Section 31.24, the term “Bankruptcy Event” means (a) a court filing by or against Tenant, of pleadings to initiate a bankruptcy petition of any kind, or the appointment of a receiver or trustee of any or all of Tenant’s assets; (b) a receiver or trustee taking possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver or trustee; or (c) Tenant making an assignment for the benefit of creditors or petitioning for or entering into an arrangement with creditors during the Term.
31.25 Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of this Lease, or any other claims.
31.26 Waiver of Consequential Damages. In no event will either party be liable to the other party or any other person for consequential, special or punitive damages, including, without limitation, lost profits, except however, in the event of an unauthorized holdover by Tenant in which event Tenant may be held liable for consequential damages suffered by Landlord.
31.27 Light, Air and View. No diminution of light, air or view by any structure, whether or not erected by Landlord, shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.
31.28 No Offer. THE SUBMISSION OF THIS DOCUMENT FOR EXAMINATION DOES NOT CONSTITUTE AN OFFER TO LEASE, OR A RESERVATION OF, OR OPTION FOR, THE PREMISES. THIS DOCUMENT BECOMES EFFECTIVE AND BINDING ONLY UPON THE EXECUTION AND DELIVERY HEREOF BY THE PROPER REPRESENTATIVE OF LANDLORD AND BY TENANT. UNTIL SUCH TIME AS DESCRIBED IN THE PREVIOUS SENTENCE, EITHER PARTY IS FREE TO TERMINATE NEGOTIATIONS WITH NO OBLIGATION TO THE OTHER.
31.29 Removal of Cabling. Tenant shall be solely responsible for the cost of installation and maintenance of any high speed cable or fiber optic that Tenant requires in the Premises. Landlord shall provide reasonable access to the Building’s electrical lines, feeders, risers, wiring and other machinery to enable Tenant to install high speed cable or fiber optic to serve its intended purpose, if any. All such cabling installed shall be tagged by Tenant at their point of entry into the Building, at the terminal end of the cable and in the riser closet indicating the type of cable, the Tenant’s name and the service provided. Tenant shall be responsible for the removal of such cabling and fiber optic at the termination or expiration of the Term or the early termination of the Tenant’s right to occupy the Premises. Failure to remove any abandoned or unused cabling within thirty (30) days after the expiration or termination of the Term or the early termination of Tenant’s right to occupy the Premises will be deemed to be a holdover under Article 21.2 of the Lease. In the event Tenant fails to remove such cabling as set forth herein, Landlord may, but shall not be obligated to, remove such cabling, all at Tenant’s sole cost and expense.

31.30 Inducement Recapture in Event of Default. Any agreement by Landlord for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, including, but not limited to, any tenant finish allowance, free rent or free parking, all of which concessions are hereinafter referred to as “Inducement Provisions” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the term hereof as the same may be extended. Upon the occurrence of an uncured Default (as defined in Section 22) of this Lease by Tenant, (a) any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and (b) the unamortized portion of any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision, shall be calculated into the damages to be sought by Landlord under Article 22 herein. To the extent any amounts provided in this subsection are owing from Tenant to Landlord, they shall be pro rated over the then remaining Term, shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord, as additional rent due under this Lease. The acceptance by Landlord of rent or the cure of the event of default after any applicable cure period which initiated the operation of this Section 31.30 shall not be deemed a waiver by Landlord of the provisions of this Section 31.30 unless specifically so stated in writing by Landlord at the time of such acceptance.
31.31 Patriot Act Certification. Landlord and Tenant certify that neither it, nor any of its constituent partners, managers, members or shareholders, nor any beneficial owner of Tenant or any such partner, manager, member or shareholder, nor any other representative or affiliate of it is a “Prohibited Person,” defined as (a) a person, entity or nation named as a terrorist, “Specially Designated National or Blocked Person,” or other banned or blocked person pursuant to any law, order, rule or regulation that is enforced or administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), including, but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”); (b) a person, entity or nation owned or controlled by, or acting on behalf of, any person, entity or nation named as a terrorist, “Specially Designated National or Blocked Person,” or other banned or blocked person pursuant to any law, order, rule or regulation that is enforced or administered by OFAC, including, but not limited to, the Executive Order and the Patriot Act; (c) a person, entity or nation engaged directly or indirectly in any activity prohibited by any law, order, rule or regulation that is enforced or administered by OFAC, including, but not limited to, the Executive Order and the Patriot Act; (d) a person, entity or nation with whom the Landlord is prohibited from dealing or otherwise engaging in any transaction pursuant to any terrorism or money laundering law, including, but not limited to, the Executive Order and the Patriot Act; (e) a person, entity or nation that has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering; or (f) a person, entity or nation who is affiliated with any person, entity or nation who is described above in subsections (a) through (e) above. Each party agrees to indemnify and save the other, it’s managing agent and mortgagee harmless against and from any and all claims, damages, losses, risks, liabilities and expenses, including attorneys’ fees and costs, arising from or related to any breach of the foregoing certification.

ARTICLE 32 — OPTION TO RENEW
32.1 Renewal Options. Provided that Tenant is not in Default at the time of the exercise of the Renewal Option or at the commencement of the applicable Renewal Term (as defined herein) and provided that Tenant or a Permitted Transferee has continuously occupied a minimum of fifty percent (50%) of the Premises for the Permitted Use during the Term and the first Renewal Term, if applicable, Tenant or a Permitted Transferee (but not any other unrelated third party, assignee or sublessee) shall have the right and option (the “Renewal Option”) to renew the Lease for all or a portion of the Premises as then configured, but in any event not less than 60,000 rentable square feet as then configured, for two (2) separate, additional either five (5) or seven (7) year periods at the election of Tenant (each a “Renewal Term”), by written notice (“Renewal Notice”) delivered to Landlord, which notice shall specify the intended length of the applicable Renewal Term), no earlier than fifteen (15) months and no later than twelve (12) months prior to the expiration of the Term, or first Renewal Term, as the case may be, under the same terms, conditions and covenants contained in this Lease, except that: (a) no abatements or other concessions, if any, applicable to the initial Term or the first Renewal Term, if applicable shall apply to the Renewal Term; (b) the Monthly Base Rent, tenant improvements and other leasing concessions shall be equal to the transaction terms for comparable office space of comparable age, type, size and quality being offered in the central business district of Denver, Colorado as of the end of the Term, or first Renewal Term, if applicable, as determined by Landlord and Tenant as set forth hereafter (“Market Rate”); (c) Tenant shall have no Renewal Option beyond the expiration of the final Renewal Term; (d) all leasehold improvements within the Premises shall be provided in their then existing condition (on an “as is” basis) at the time the applicable Renewal Term commences; and (e) monthly parking charges will reflect the then market rate effective at the time of the commencement of the applicable Renewal Term. In the event Tenant properly exercises its Renewal Option and renews the Lease for a minimum of ninety percent (90%) of the originally leased Premises, then Tenant shall retain all signage rights as described in and subject to the provisions of Article 12.2 of the Lease. Failure by Tenant to provide the applicable Renewal Notice within the time limits set forth herein shall constitute a waiver of such Renewal Option. Failure to exercise the first Renewal Option shall automatically render the second Renewal Option null and void.
32.2 Landlord’s Determination of Market Rate. In the event Tenant delivers a Renewal Notice as set forth above, Landlord shall, within thirty (30) days after receipt of the applicable Renewal Notice, notify Tenant in writing of the proposed Market Rate for the applicable Renewal Term (the “Proposed Renewal Rental”). Tenant shall within thirty (30) days following delivery of the Proposed Renewal Rental by Landlord notify Landlord in writing of the acceptance or rejection of the Proposed Renewal Rental. If Tenant accepts Landlord’s proposal, then the Proposed Renewal Rental shall be the rental rate in effect during the applicable Renewal Term. Failure of Tenant to respond in writing during the aforementioned thirty (30) day period shall be deemed a rejection by Tenant of the Proposed Renewal Rental. Should Tenant reject Landlord’s Proposed Renewal Rental during such thirty (30) day period, then Landlord and Tenant shall negotiate during the thirty (30) day period commencing upon Tenant’s rejection of Landlord’s Proposed Renewal Rental to determine the Market Rate for the Renewal Term.
32.3 Market Rate Appraisal. If Tenant disagrees with Landlord’s designation of the Proposed Renewal Rental, but the parties cannot agree upon the Market Rate by the date that is thirty (30) days following Landlord’s Proposed Renewal Rental notice, then the Market Rate shall be submitted to appraisal as follows: Within fifteen (15) days after the expiration of such thirty (30) day period, Landlord and Tenant shall each give notice to the other specifying the name and address of the Broker each has chosen and the Proposed Renewal Rental each has selected. The two (2) Brokers so chosen shall meet within ten (10) business days after the second Broker is appointed and if, within twenty (20) days after the second Broker is appointed, the two (2) Brokers shall not agree upon a determination of the Market Rate in accordance with the following provisions they shall together appoint a third Broker. If only one Broker shall be chosen whose name and address shall have been given to the other party within such fifteen (15) day period and who shall have the qualifications hereinafter set forth, that sole Broker shall render the decision which would otherwise have been made as hereinabove provided.
32.4 Appointment of Broker. If said two (2) Brokers cannot agree upon the appointment of a third Broker within ten (10) business days after the expiration of such twenty (20) day period, then either party, on behalf of both and on notice to the other, may request such appointment by the then President of the Denver Metro Commercial Association of REALTORS in accordance with its then prevailing rules. If said President shall fail to appoint said third Broker within ten (10) business days after such request is made, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization) in accordance with its then prevailing rules.
32.5 Broker Qualifications. Each of the Brokers selected as herein provided shall be a qualified real estate broker and have at least ten (10) years experience as a commercial real estate broker in the central business district of Denver, Colorado dealing with properties of the same type and quality as the Premises (“Broker”). Each party shall pay the fees and expenses of the Broker it has selected and the fees of its own counsel. Each party shall pay one half (1/2) of the fees and expenses of the third Broker (or the sole Broker, if applicable) and all other expenses of the appraisal. The decision and award of the Broker(s) shall be in writing and shall be final and conclusive on all parties, and counterpart copies thereof shall be delivered to both Landlord and Tenant. Judgment upon the award of the Broker(s) may be entered in any court of competent jurisdiction.

32.6 Determination of Market Rate by Brokers. Both Brokers (or the third Broker, if chosen by the two Brokers) shall determine the Market Rate of the Premises for the applicable period as of the commencement of the applicable Renewal Term by selecting either of the two Proposed Renewal Rental amounts proposed by each of Landlord and Tenant, and render a decision and award as to their determination to both Landlord and Tenant (a) within twenty (20) days after the appointment of the second Broker, (b) within twenty (20) days after the appointment of the third Broker or (c) within fifteen (15) days after the appointment of the sole Broker, as the case may be. In rendering such decision and award, the Broker(s) shall assume: (i) that the Premises are available in the then rental market, (ii) that Landlord has had a reasonable time to locate a tenant, (iii) that neither Landlord nor the prospective tenant is under a compulsion to rent, (iv) that Landlord and tenant are typically motivated, well-informed and well-advised, and each is acting in what it considers its own best interest, (v) the Premises contain no work that has been carried out thereon by Tenant, its subtenant(s), or its or their successors-in-interest during the Term or first Renewal Term, if applicable, which has diminished the rental value of the Premises, and (vi) that in the event the Premises are destroyed or damaged by fire or other casualty prior to the commencement of the applicable Renewal Term, they have been fully restored. The Brokers shall also take into consideration any increases or possible increases in rent then being included in leases for comparable office space in the central business district of Denver, Colorado based on changes in price indices, cost of living or other similar increases, or periodic market rental adjustments. In rendering such decision and award, the Broker(s) shall consider the market fixed annual rents then being charged for comparable office space in comparable office buildings in the central business district of Denver, Colorado, but shall not modify the provisions of this Lease.
32.7 Continuing Obligation to Pay Rent. If the dispute between the parties as to the Market Rate has not been resolved before the commencement of Tenant’s obligation to pay the Monthly Base Rent based upon determination of such Market Rate, then Tenant shall pay the Monthly Base Rent under the Lease based upon the Market Rate designated by Landlord in the notice of Proposed Renewal Rental until either the agreement of the parties as to the Market Rate, or the decision of the Broker(s), as the case may be, at which time Tenant shall pay any underpayment of the Monthly Base Rent to Landlord, or Landlord shall refund any overpayment of the Monthly Base Rent to Tenant.
32.8 Waiver of Right to Evidentiary Hearing. Landlord and Tenant hereby waive the right to an evidentiary hearing before the Broker(s) and agree that the appraisal shall not be an arbitration nor be subject to state or federal law relating to arbitrations.
32.9 Lease Amendment and Revocation of Renewal Rights. Upon exercise of the Renewal Option by Tenant and subject to the conditions set forth hereinabove, the Lease shall be extended for the period of such applicable Renewal Term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof. Any termination of the Lease during the Term or first Renewal Term, if applicable, shall automatically terminate the Renewal Option. The Renewal Option is not severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord’s consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee.
ARTICLE 33 — FITNESS CENTER
Provided that no uncured Default exists, during the initial twelve (12) months of the Term, Landlord shall bear the initiation fee and monthly dues for no more than twenty-five (25) memberships to the Forza Fitness & Performance Center for designated employees of Tenant.

ARTICLE 34 — RIGHT OF FIRST OFFER
As long as Tenant is not in Default under the Lease, or any amendments thereto, and subject to any extension, expansion, option or modification rights currently in existence to other tenants of Landlord in the Building prior to the date of this Lease (a list of such rights is attached hereto as Exhibit H), before offering to lease, during the Term, space in the Building which is contiguous to space then directly leased by Tenant (collectively, the “Offer Space”), Landlord will notify Tenant in writing of the availability of the particular Offer Space, the monthly rent (taking into account current leasing inducements, leasing concessions, and tenant improvement allowances), square footage of the Offer Space, the term for such Offer Space (which shall be coterminous with the Term for the Premises), and rental increases (“Rental Terms”) on which it would be willing to lease the particular Offer Space in the Building to Tenant and shall provide to Tenant a form of lease agreement or amendment acceptable to Landlord therefor (“Right of First Offer to Lease”). Notwithstanding the foregoing, however, if Tenant exercises the Right of First Offer to Lease during the last three (3) years of the Term, the Offer Space shall be let to Tenant for the term which is contained in the Rental Terms. If within seven (7) business days after Tenant’s receipt of Landlord’s written notice hereunder, Tenant notifies Landlord in writing of its intent to lease all of the Offer Space in the Right of First Offer to Lease on the proposed Rental Terms, then Landlord and Tenant shall execute the lease agreement or amendment for all of the Offer Space within fifteen (15) business days after Landlord’s receipt of Tenant’s notice of intent to lease. If Tenant does not deliver its notice of intent to lease all of the particular Offer Space within such seven (7) business day period, or if Landlord and Tenant do not enter into a fully executed lease agreement or amendment for all of the Offer Space within such fifteen (15) day period, then the Right of First Offer to Lease for that particular Offer Space will lapse for a period of nine (9) months and Landlord will have the right to lease for such nine (9) month period all or any portion of the particular Offer Space to a third party on the same or any other terms and conditions, irrespective of whether such terms and conditions are more or less favorable than the Rental Terms. If Landlord does not consummate a lease for the particular Offer Space within such nine (9) month period, the provisions of this Article 34 shall again apply to the particular Offer Space. This Right of First Offer to Lease is personal to Tenant and is not assignable or transferable except to a Permitted Transferee. The exercise by Tenant of its rights under this Article 34 shall not be construed in any way as granting Tenant the right to vacate the Premises or to terminate the Lease of the Premises unless agreed to by Landlord in its sole and absolute discretion. Pursuant to the terms of an existing lease with Petro-Canada Resources (USA) Inc. (“Petro-Canada”), Landlord has the right to recapture all or any portion of the Petro-Canada premises (“Petro-Canada Premises”) after a request by Petro-Canada for Landlord’s approval of a sublease or assignment. During the Term hereof and provided no Default then exists, Landlord agrees to provide Tenant with written notice should Petro-Canada request the consent of Landlord to a sublease or assignment of all or any portion of the Petro-Canada Premises (“Right of Recapture”). Within four (4) business days of such written notice, Tenant shall advise Landlord in writing of its desire to compel Landlord to exercise the Right of Recapture for the benefit of Tenant. Should Tenant timely exercise its rights to compel Landlord to exercise the Right of Recapture, the Petro-Canada Premises shall thereafter become a part of the Premises hereunder with Rent for the Petro-Canada Premises to be at the then rate reflected in the Petro-Canada lease for a term set to commence upon the date of recapture by Landlord and expiring on the expiration date of the Petro-Canada lease. Notwithstanding the foregoing, however, Tenant shall have no Right to Recapture by virtue of that certain Assignment of Lease Agreement currently dated June 8, 2010, by and between Petro Canada and Noble Energy, Inc.

ARTICLE 35 — RIGHT OF FIRST REFUSAL
Provided that no uncured Default exists on the date Tenant exercises its First Refusal Right (as defined herein) or upon the commencement of the lease term for the ROFR Space (as defined herein), and provided that Tenant is then occupying at least ninety percent (90%) of the originally leased Premises for the permitted use, if during the Term of this Lease, any space in the Building which is contiguous to space then leased by Tenant becomes available for lease, which shall exclude space subject to rights or expansion options granted to other tenants prior to the execution hereof and renewals of existing leases as set forth on Exhibit H (hereinafter the “ROFR Space”), then prior to leasing the ROFR Space to any third party, Landlord shall offer to lease such space to Tenant upon the terms and conditions as proposed by such third party and acceptable to Landlord as evidenced by a signed letter of intent between Landlord and said third party (the “First Refusal Right”), provided, however, if Tenant exercises the First Refusal Right other than during the last three (3) years of the Term hereunder, the term for the ROFR Space shall be coterminous with the remainder of the Term for the Premises. The term for the ROFR Space if Tenant exercises the First Refusal Right during the last three (3) years of the Term shall be as set forth in the signed letter of intent. Tenant shall have a period of seven (7) business days after receipt of Landlord’s notice in which to accept the Landlord’s offer. If Tenant does not timely exercise its rights with respect to the ROFR Space specified in Landlord’s notice, Landlord may lease the ROFR Space to such third party on substantially the same terms offered to Tenant, and shall have the right to continue to do so for the next ensuing nine (9) months without again complying with the provisions of this paragraph or affording Tenant the right to exercise the First Refusal Right with respect to the ROFR Space specified in Landlord’s notice, unless, however, the financial terms of the agreement with the third party differ by more than ten percent (10%), in which event Landlord shall again comply with the notice requirements of this Article 35. If Tenant elects to exercise the offer, Landlord and Tenant shall execute and deliver an amendment to this Lease reflecting the terms of the ROFR Space, which amendment will be executed and delivered promptly after Tenant exercises the First Refusal Right, provided, however, Tenant may make modifications to the space plan for the ROFR Space to accommodate the needs of Tenant provided such modifications shall not increase the cost to Landlord for any tenant improvements set forth in the signed letter of intent. Tenant’s First Refusal Right shall be available only if, as of the date of Landlord’s notice of offer, Tenant (i) shall not be in material Default under the Lease beyond the applicable period for notice and cure; (ii) shall not have sublet more than twenty-five percent (25%) of the Premises nor assigned its interest in the Lease in either event to any unrelated third party nor abandoned the Premises. Except as expressly set forth herein to the contrary, the Monthly Base Rent applicable during the Lease term shall be at the rate set forth in a bona fide letter of intent executed between Landlord and the third party interested in leasing the ROFR Space, for a lease term scheduled to commence when the ROFR Space will be added to the Premises. Tenant must take all of the ROFR Space offered and may not elect to lease only a part thereof.
ARTICLE 36 — EARLY TERMINATION
Tenant shall have a one time right to terminate this Lease (“Early Termination Right”) effective at midnight, Mountain Time, on the last day of the seventy-second (72) month of paid Rent (“Early Termination Date”), provided (i) Tenant is not then in Default beyond the applicable period for notice and cure of any of the terms, covenants, conditions, provisions or agreements of the Lease, or any amendments thereto; (ii) Tenant shall have given Landlord written notice of its election to so terminate on or before the last day of the sixty-third (63rd) month of paid Rent (“Termination Notice”), which termination shall be effective on the Early Termination Date if notice is so timely given; and (iii) within the time frame set forth below, Tenant delivers the Termination Fee (described below) in cash or certified funds to Landlord. If Tenant meets the conditions described above and elects to exercise its Early Termination Right, the term of the Lease shall expire and come to an end on the Early Termination Date and Tenant shall surrender the entirety of Premises to Landlord in the condition required by the Lease. Failure of the Tenant to give timely notice of its election to terminate this Lease or to pay the Termination Fee as set forth herein shall operate as a waiver of the termination right and this Lease shall continue to be fully enforceable. As consideration for Tenant’s exercise of the Early Termination Right, Tenant shall pay a termination fee (“Termination Fee”) to Landlord equal to the prorated sum of all transaction costs, including the Tenant Improvement Allowance, Space Plan Allowance, broker’s commissions and legal fees, plus an amount equal to two (2) times the then Monthly Base Rent for the Premises. Upon written request from Tenant at any time after 120 days after the execution of the Lease, Landlord shall provide the above amount to Tenant. Landlord shall again certify such upon receipt of written request from Tenant at any time after the sixtieth (60) month of paid Rent. Tenant shall pay fifty percent (50%) of the Termination Fee upon delivery of the Termination Notice and the remaining fifty percent (50%) of the Termination Fee at least thirty (30) days prior to the Early Termination Date. The Tenant’s obligation to pay the Termination Fee set forth above, as well as other amounts due and owing under the Lease, and any amendments thereto, shall survive the expiration or termination of the Lease or the early termination of Tenant’s right to possession under the Lease. On or prior to the Early Termination Date, Tenant will surrender possession of the Premises to Landlord in accordance with the provisions of the Lease, as if the Early Termination Date were the expiration date of the Lease. Upon the Early Termination Date, both Landlord and Tenant shall be relieved of their obligations under the Lease, except those accruing prior to the Early Termination Date which expressly survive the expiration or termination of the Lease Term. The Early Termination Right of the Tenant set forth herein shall apply to any additional space added to the Premises from and after the date hereof. The Early Termination Right of the Tenant set forth herein is personal to the named Tenant herein and its Permitted Transferees and is not transferable to any other permitted assignee or subtenant.

ARTICLE 37 — AMERICANS WITH DISABILITIES ACT
Subject to any changes in the ADA, Tenant agrees to comply with all requirements of the Americans With Disabilities Act of 1990 (Public Law 101-336 {July 26, 1990}) (“ADA”) applicable to the Premises and the Building to accommodate its employees, invitees and customers. Tenant acknowledges that it shall be wholly responsible for any accommodations or alterations which need to be made to the Premises. No provision in this Lease should be construed in any manner as permitting, consenting to or authorizing Tenant to violate requirements under the ADA in the Premises and any provision to the Lease which could arguably be construed as authorizing a violation of the ADA shall be interpreted in a manner which permits compliance with the ADA and is hereby amended to permit such compliance. Landlord represents and warrants based on its actual knowledge that as of the date of execution hereof, the Building, Common Areas, and the Premises (other than the Tenant Improvements) are in compliance with the ADA, as amended, and any other similar federal, state or local accommodation laws, and that Landlord shall maintain the Property, Building (excluding the Premises) and the Common Areas in accordance therewith throughout the Term as it may be extended hereafter.
ARTICLE 38 — ROOF RIGHTS
38.1 Satellite Dishes. Landlord hereby covenants and agrees that Landlord shall not unreasonably withhold, delay or condition its consent to a proposal by Tenant to install, maintain and replace from time to time no more than two (2) mast mounted satellite dishes, microwave dishes, or similar antennae device and its related equipment, in locations designated by Landlord, the height and width of such devices to be reasonably acceptable to Landlord (hereinafter, the “Satellite Dishes”) on the roof of the Building, subject to the following: (a) applicable governmental laws; (b) the right of Landlord to supervise any roof penetrations; (c) Landlord’s approval of the plans and specifications for the Satellite Dishes and all connecting cables from the roof of the Building to the Premises; (d) compliance with the conditions of any roof bond maintained by Landlord on the Premises; (e) the Satellite Dishes not being visible at street level; and (f) the Satellite Dishes not interfering with any then existing satellite dishes or other antenna on the roof of the Building. Tenant shall be responsible for the repair of any damage to any portion of the Building caused by Tenant’s installation, use or removal of the Satellite Dishes. The Satellite Dishes shall remain the exclusive property of Tenant, and Tenant shall have the right to remove same at any time during the Term of the Lease so long as Tenant is not in Default under the Lease. Tenant shall remove the Satellite Dishes at the expiration of the Lease Term or earlier termination of the Lease or upon the early termination of Tenant’s right to occupy the Premises, at Tenant’s sole cost and expense. If, after the Satellite Dishes are installed, the Landlord, using reasonable business judgment, believes that the systems operation or infrastructure of the Building is negatively affected, Tenant shall, within ten (10) business days from the receipt of Landlord’s notice, correct the issue or remove the Satellite Dishes, at Tenant’s sole cost and expense. Furthermore, if after the Satellite Dishes are installed, the Landlord, using reasonable business judgment, believes that the aesthetic quality of the Building is negatively affected, Tenant shall, within ten (10) days from the receipt of Landlord’s notice requiring installation of a screen or relocation of the Satellite Dishes, install screening around the Satellite Dishes or remove and reinstall the Satellite Dishes to a more beneficial location designated by Landlord, at Tenant’s sole cost and expense. Tenant shall not use the Satellite Dishes to provide any services to the public at a profit and shall only be entitled to use the Satellite Dishes for its own internal use. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorney’s fees) imposed upon or incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, use or removal of the Satellite Dishes. In the event Tenant installs more than two (2) Satellite Dishes with the consent of Landlord, Tenant shall pay to Landlord as additional rent the sum of One Hundred Dollars ($100.00) per diameter foot of each additional Satellite Dish per month per satellite dish (the “Satellite Rent”). Landlord and Tenant also acknowledge and agree that Tenant shall pay the Satellite Rent to Landlord in the same manner as Rent is paid under the Lease.

38.2 Cooling Units. Landlord agrees to permit Tenant to install pursuant to the Approved Plans and Specifications set forth therein, at Tenant’s sole expense, certain cooling units (“Cooling Units”) in locations on the roof of the Building identified by Tenant and reasonably approved by Landlord for the purpose of providing cooling needs for the server room and data rooms contained within the Premises subject to the following: (a) applicable governmental laws; (b) the right of Landlord to supervise any roof penetrations; (c) Landlord’s approval of the plans and specifications for the Cooling Units and all connecting cables from the roof of the Building to the Premises; (d) compliance with the conditions of any roof bond maintained by Landlord on the Premises; and (e) the Cooling Units not being visible at street level. Tenant shall represent and warrant that the Cooling Units will be in good working condition at the time of installation and shall meet the specifications in plans submitted by Tenant and reasonably approved by Landlord (“Approved Plans and Specifications”). Tenant will contract directly with a contractor, selected by Tenant in its reasonable discretion, for routine maintenance of the Cooling Units, the entire cost of which shall be borne by Tenant. Tenant shall be responsible for the repair of any damage to any portion of the Building caused by Tenant’s installation, use or removal of the Cooling Units. The Cooling Units shall remain the exclusive property of Tenant, and Tenant shall have the right to remove same at any time during the Term of the Lease so long as Tenant is not in Default under the Lease. Tenant shall remove the Cooling Units at the expiration of the Lease Term or earlier termination of the Lease or upon the early termination of Tenant’s right to occupy the Premises, at Tenant’s sole cost and expense. In the event Tenant fails to remove the Cooling Units as set forth herein, Landlord may, but shall not be obligated to, remove the Cooling Units, all at Tenant’s sole cost and expense. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorney’s fees) imposed upon or incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, use or removal of the Cooling Units.

ARTICLE 39 — STORAGE SPACE
At Landlord’s sole discretion and subject to availability and in connection with the leasing of the Premises, Tenant shall be permitted to utilize on-site Building storage facilities of no less than 150 square feet (“Storage Space”) on a month-to-month basis at a charge of Ten Dollars ($10.00) per square foot per month, inclusive of all expenses, through the Term. Tenant’s right to use the Storage Space will commence ten (10) days after Landlord and Tenant agree upon the size and location of the Storage Space (unless a longer period is required by Landlord to regain occupancy of such Storage Space from the then occupant) and shall terminate on the earlier of (i) the expiration or termination of the Term or the early termination of Tenant’s right to occupy the Premises, or (ii) thirty (30) days after written notice by either Landlord or Tenant to the other party. Tenant will use the Storage Space only for the storage of merchandise, furniture, equipment, files and supplies. Tenant will use the Storage Space in a careful, safe and proper manner. Tenant agrees not to bring in or permit the placing within the Storage Space of property in excess of a reasonable weight and agrees to be fully liable for any damages or losses sustained by Landlord as a result of any overloading by Tenant. Tenant will pay Landlord on demand for any damage to the Storage Space caused by misuse or abuse by Tenant, its agent or employees, or any other person entering the Storage Space under express or implied invitation of Tenant. Tenant will not utilize or permit the Storage Space to be used for any purposes prohibited by any applicable Laws, rules, or regulations. Tenant will not commit waste nor permit waste to be committed nor permit any nuisance in the Storage Space. Landlord agrees, without extra charge, during the period Tenant occupies the Storage Space, to furnish and provide such electric lighting service and such ingress and egress to and from the Storage Space during ordinary business hours as may, at the judgment of Landlord, be reasonably required for the use and occupancy of the Storage Space pursuant to the terms hereof. Tenant agrees that Landlord will not be liable for failure to provide such lighting service or ingress and egress during any period when Landlord uses reasonable diligence to supply them. Landlord reserves the right temporarily to discontinue electric service, or ingress or egress, at such times as may be necessary when Landlord is unable to provide them by reason of accident, unavailability of employees, repairs, alterations or improvements, or whenever by reason of strikes, walkouts, riots, acts of God, or any other happening beyond the control of Landlord. Landlord will be under no obligation to furnish heating or air conditioning service to the Storage Space. Upon reasonable notice to Tenant, Landlord will have the right to enter the Storage Space to examine and inspect it and require the removal of any object or material Landlord deems hazardous to the safety or operation of the Building. Tenant agrees that all property of Tenant kept or stored in the Storage Space will be so kept or stored at the sole risk of Tenant. Tenant agrees that Landlord will not be liable for any injury or damage to such property or for any injury to any person(s) arising from or related in any way to Tenant’s use or occupancy of the Storage Space. Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all claims, losses or damages which may be asserted against or incurred by Landlord (including reasonable attorney fees and costs), which arise from or are related in any way to Tenant’s use or occupancy of the Storage Space. Taking possession of the Storage Space by Tenant will be conclusive evidence that the Storage Space was in the condition agreed upon between Landlord and Tenant, and shall serve as acknowledgment by Tenant that it accepts the Storage Space in its then “as-is” condition, without any further improvement by Landlord. Landlord reserves the right to relocate the Storage Space to substantially comparable space in the storage area of the Building. Landlord will give Tenant written notice of its intention to relocate the Storage Space, and Tenant will complete a relocation within thirty (30) days after receipt of such notice. Tenant will not have the right to independently sublease the Storage Space or assign this Storage Space Lease.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the date first above written.

LANDLORD:	LBA REALTY FUND III-COMPANY III, LLC, a Delaware limited liability company

By:	LBA Realty Fund III, L.P., a Delaware limited partnership, its sole Member and Manager

	By:	LBA Management Company III, LLC, a Delaware limited liability company, its General Partner

		By:	LBA Realty LLC, a Delaware limited liability company, its Manager

			By:	LBA Inc., a California corporation, its Managing Member

				By:	/s/ Steven R. Briggs Name: Steven R. Briggs
Title: Authorized Signatory

TENANT:	HEALTH GRADES, INC., a Delaware corporation

	By:	/s/ Michael J. Shanks Name: Michael J. Shanks
Title: Senior Vice President
For LBA Office Use Only: Prepared & Reviewed by: _______________________________

EXHIBIT A
PREMISES FLOOR PLAN
602S and 603NT
5th Floor
EXHIBIT A

EXHIBIT B
SITE PLAN AND LEGAL DESCRIPTION
Site Plan:
EXHIBIT B

Legal Description:
PARCEL ONE:
LOTS 1 THROUGH 32, INCLUSIVE, BLOCK 110
TOGETHER WITH THE VACATED ALLEY IN SAID BLOCK 110,
EAST DENVER,
CITY AND COUNTY OF DENVER,
STATE OF COLORADO.
PARCEL TWO:
REVOCABLE PERMIT OR LICENSE IN THE CITY AND COUNTY OF DENVER ORDINANCE NO. 427, SERIES OF 1978, RECORDED JULY 2, 1985 AT RECEPTION NO. 033657, TO ENCROACH WITH BASEMENT WALLS AND VEHICULAR RAMPS IN THOSE PARTS OF 18TH STREET, 19TH STREET, CHAMPA STREET, AND CURTIS STREET BOUNDING BLOCK 110, EAST DENVER,
CITY AND COUNTY OF DENVER,
STATE OF COLORADO.
PARCEL THREE:
REVOCABLE PERMIT OR LICENSE IN THE CITY AND COUNTY OF DENVER ORDINANCE NO. 220, SERIES OF 1981, RECORDED JULY 11, 1985 AT RECEPTION NO. 037797, TO ENCROACH WITH CONCRETE PLANTERS IN THOSE PARTS OF CURTIS STREET, CHAMPA STREETS AND 18TH STREET,
CITY AND COUNTY OF DENVER,
STATE OF COLORADO.
PARCEL FOUR:
THAT CERTAIN NON-EXCLUSIVE PERPETUAL EASEMENT APPURTENANT TO PARCEL ONE ABOVE AS DEFINED AND DESCRIBED IN THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT BETWEEN DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, A LIMITED PARTNERSHIP AND DENVER-PLACE ASSOCIATES LIMITED PARTNERSHIP, A LIMITED PARTNERSHIP, DATED DECEMBER 31, 1985, AND RECORDED DECEMBER 31, 1985 AT RECEPTION NO. 010837, AND AMENDED BY FIRST AMENDMENT TO RECIPROCAL EASEMENT AGREEMENT BY AND BETWEEN BLOCK 95 CONDOMINIUMS ASSOCIATION, INC., A COLORADO NONPROFIT CORPORATION AND DENVER-PLACE ASSOCIATES LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP, DATED MARCH 14, 2007 AND RECORDED MARCH 30, 2007, AT RECEPTION ON. 2007050623 OF THE CITY AND COUNTY OF DENVER REAL ESTATE RECORDS.
PARCEL FIVE:
REVOCABLE PERMIT OR LICENSE IN THE CITY AND COUNTY OF DENVER ORDINANCE NO. 29, SERIES 1982 RECORDED JULY 2, 1985 AT RECEPTION NO. 033658, AND ORDINANCE NO. 280, SERIES OF 1989 RECORDED NOVEMBER 27, 1990 AT RECEPTION NO. R-90-0109230 AND ASSIGNMENT RECORDED NOVEMBER 27, 1990 AT RECEPTION NO. R-90-0109229, TO ENCROACH WITH A PEDESTRIAN BRIDGE CONTAINING RETAIL FACILITY
EXHIBIT B

EXHIBIT C
WORK LETTER
This Work Letter (“Work Letter”) is being entered into as of June 17, 2010, between LBA REALTY FUND III — COMPANY III, LLC, a Delaware limited liability company, hereinafter referred to as “Landlord”, and HEALTH GRADES, INC., a Delaware corporation, hereinafter referred to as “Tenant”, in connection with the execution of the Lease between Landlord and Tenant of even date herewith, who hereby agree as follows:
1. Tenant Improvement Allowance. The tenant improvement allowance is defined to mean the maximum amount to be expended by Landlord, if any, for the cost of Tenant Improvements, which maximum shall not exceed [*], calculated as [*] per rentable square foot of the Premises (“Tenant Improvement Allowance”).
2. Plans and Specifications. A space plan and construction drawings for the Tenant Improvements shall be prepared by Tenant using Burkett Design acting as Tenant’s agent (“Tenant’s Architect”). A copy of the most current space plan dated May 12, 2010, is attached hereto as Exhibit C-1 (“Preliminary Space Plan”). Landlord has approved the use of Tenant’s Architect. In connection with the space plan, Landlord has agreed to pay such space planner for the cost of one “test fit” and revisions, in a total amount not to exceed the sum of Twelve Thousand One Hundred Fifty-Eight Dollars and 16/100 ($12,158.16) (calculated as $0.14 per rentable square foot of the Premises). The space plan may be presented and approved prior to or simultaneously with the construction drawings. Upon receipt of the proposed space plan and/or construction drawings, Landlord shall either (a) approve them within five (5) business days after such receipt in which case such proposed space plan and/or construction drawings shall be deemed the “Plans and Specifications,” under this Lease or (b) if Landlord disapproves the space plan and/or construction drawings, it shall provide Tenant with notice of disapproval together with its specific objections within such five (5) business day period. If Landlord disapproves any portion of the proposed space plan and/or construction drawings in accordance with the previous sentence, then Landlord and Tenant shall use good faith efforts to reach mutually acceptable Plans and Specifications. Failure of the Landlord to timely respond to such request for consent shall be deemed to be the approval of Landlord.
3. Construction of Tenant Improvements. Ninety (90) days prior to the Commencement Date, Landlord will deliver possession to Tenant of the Premises for construction of the Tenant Improvements as provided herein in its current “as is” and “where is” condition. Delivery of the Premises to Tenant by Landlord shall be with all structural systems, roof systems, plumbing systems, window systems, window coverings, new ceiling grid, tiles (unless removed by Landlord pursuant to Section 14 hereof), elevator systems, restrooms, the base Building HVAC mechanical systems, the base Building electrical systems and the fire and life safety systems (“Base Building Premises”), free from latent defects and structural defects, in good and proper working order and in full compliance with all Laws, applicable building codes and ordinances which govern the use and occupancy of office buildings in Denver, Colorado to allow Tenant to construct the Tenant Improvements. Upon such delivery date, Tenant shall have a license thereafter to perform construction of the Tenant Improvements, as further provided in this Exhibit C, such license to be upon all of the terms of this Lease, except that no Monthly Base Rent or Tenant’s Percentage of Operating Expenses, Taxes, Insurance Costs and Utilities Costs shall be due and payable. The Landlord shall provide all utilities (electrical, HVAC and lighting) during the construction of the Tenant Improvements at no cost to Tenant. Taking of possession by Tenant shall establish that the Premises are in good and satisfactory condition when possession was so taken, subject to latent defects that could not reasonably have been discovered upon diligent inspection upon taking possession and that are identified by Tenant to Landlord in writing within six (6) months after the date of possession by Tenant. Tenant acknowledges that no representations as to the condition of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. Tenant shall make no changes to the Plans and Specifications or the work reflected in the Plans and Specifications without the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.
EXHIBIT C

4. Tenant’s Contribution to Tenant Improvement Costs. Landlord shall provide, at its cost, the Base Building Premises as described herein. Landlord’s obligation to pay for the cost of completing the Tenant Improvements shall not exceed the Tenant Improvement Allowance. The Tenant Improvement Allowance, subject to the limitations on the amount thereof, is intended to apply to all costs and expenses to build out fully finished and ready-to-occupy space from the Base Building Premises, including permitting fees, and costs of construction, materials, equipment, permit applications, fees and code compliance, special facilities and any “built-ins,” general contractor’s fees and generally all actual and reasonable costs to complete construction and design of the Premises. Notwithstanding the foregoing, however, (i) a portion of the Tenant Improvement Allowance, subject to the limitations on the amount thereof, not to exceed Eight Hundred Sixty-Eight Thousand Four Hundred Forty Dollars ($868,440.00) (calculated as $10.00 per rentable square foot of the Premises), may be used by Tenant for the costs of Tenant’s furniture, fixtures and equipment, personal property and Tenant’s specialty and removable trade fixtures, moving expenses of any kind or nature, third party project management fees and architectural and engineering fees, and (ii) a portion of the Tenant Improvement Allowance, subject to the limitations on the amount thereof, not to exceed Four Hundred Thirty-Four Thousand Two Hundred Twenty Dollars ($434,220.00) (calculated as $5.00 per rentable square foot of the Premises), may be used by Tenant for the costs of Tenant’s data and telecommunications cabling and equipment or for signage. The Tenant Improvement Allowance shall include a fee payable to Landlord’s construction manager for construction management services, in the amount of one-half percent (0.5%) of the “gross construction cost,” meaning the cumulative total of all hard costs incurred in completing the Premises. If the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall pay to Landlord such excess (the “Excess Costs”) within ten (10) days after demand by Landlord. Further, if at any time the total cost of completing the Tenant Improvements is estimated to exceed the amount of the Tenant Improvement Allowance, Landlord or Landlord’s lender, may require Tenant to post a payment of performance bond to secure Tenant’s obligations to pay such Excess Costs which shall be at the sole expense of Tenant but which may be deducted from the Tenant Improvement Allowance. Landlord shall have, in connection with such Excess Costs, all the rights and remedies granted under this Lease in connection with the enforcement of collection of Base Rent.
5. Excess TI Amount. By written notice to Landlord given not later than sixty (60) days prior to commencement of the construction of the Tenant Improvements within the Premises, Tenant may elect to have Landlord fund all or a specified portion of the Excess Costs of the initial Tenant Improvements (such amount is herein called the “Excess TI Amount”). Notwithstanding the foregoing, in no event shall the total amount of Excess TI Amount exceed Four Hundred Thirty-Four Thousand Two Hundred Twenty Dollars ($434,220.00) (calculated as $5.00 per rentable square foot of the Premises). The Excess TI Amount will be paid by Landlord to Tenant together with and in a like manner as Landlord’s payment of the Tenant Improvement Allowance. The Excess TI Amount will be repaid by Tenant to Landlord, with interest at the rate of nine percent (9%) per annum, by increasing the Monthly Base Rent to be paid as provided in Section 1.8 and Article 5 of the Lease. If Tenant elects to have any or all of the Excess Costs (subject to the limitation on the amount provided above) be treated as Excess TI Amount, the total amount of Excess TI Amount and the Monthly Base Rent increase will be calculated by Landlord and confirmed by Tenant within thirty (30) days after Tenant’s submission of the request for payment and supporting documentation.
6. Tenant Improvements. Tenant shall furnish and construct within the Premises the Tenant Improvements substantially in accordance with the Plans and Specifications approved by Landlord and Tenant pursuant to Section 2 hereof, using the Tenant’s Contractor (as defined in Section 8 below). The work of designing and constructing the Tenant Improvements is sometimes in this Work Letter Agreement called the “Tenant Improvement Work.”
EXHIBIT C

7. Delivery of Premises; Commencement Date and Delays.
a. Landlord shall deliver the Premises to Tenant in its current “as is” and “where is” condition ninety (90) days prior to the Commencement Date with all structural systems, roof systems, plumbing systems; window systems, window coverings, new ceiling grid, tiles, elevator systems, restrooms, the base Building HVAC mechanical systems, the base Building electrical systems and the fire and life safety systems free from latent defects and structural defects, in good and proper working order and in full compliance with all Laws, applicable building codes and ordinances which govern the use and occupancy of office buildings in Denver, Colorado to allow Tenant to construct the Tenant Improvements, provided, however, that no such work shall be commenced until Landlord has approved the Plans and Specifications and the construction contract in accordance with the provisions of this Lease, Tenant or Tenant’s Contractor has satisfied Landlord that all necessary building permits and other governmental permits required for such work have been obtained and Tenant or Tenant’s Contractor has satisfied Landlord that all insurance required for a commencement of such work has been obtained in accordance with the requirements of this Work Letter. Landlord shall have full rights of access to the Premises during the construction period, provided such access does not materially interfere with the Tenant Improvement Work.
b. Assuming the Delivery Date has occurred in accordance with the provisions of Section 6a above, whether or not the Tenant Improvements are completed, and subject to Landlord Delay, the Term shall commence (and the Commencement Date occur) on December 13, 2010. As used herein, the “Delivery Date” shall mean the date that is three (3) Business Days after full execution and delivery of the Lease by both parties.
8. Tenant’s Contractor.
a. Selection of Tenant’s Contractor. At the time of delivery of Tenant’s proposed plans and specifications pursuant to Section 1 of this Work Letter, Tenant shall provide for Landlord’s review a proposed list of general contractors, and Landlord shall respond with approval or disapproval at the time Landlord gives its approval or disapproval to Tenant’s proposed plans and specifications pursuant to Section 1 of this Work Letter. Tenant shall be allowed to bid the Tenant Improvement Work to at least three (3) general contractors so approved by Landlord. The general contractor so selected by Tenant is herein called the “Tenant’s Contractor.” Notwithstanding the foregoing, Landlord may, at its option, require that any engineering work be performed by one of two (2) engineers, George Hadji & Associates or BCER Engineering, that any structural engineering work required be performed by Martin & Martin, and that Metro State Fire Alarm be used for any fire or life safety work to be performed in the Premises as part of the Tenant Improvements.
9. Construction Contract. Tenant shall enter into a construction contract for the Tenant Improvement Work directly with the Tenant’s Contractor, subject however to the following terms and conditions:
a. All construction contract documents, including specifications and all change orders, shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.
b. The Tenant’s Contractor (or Tenant) shall specifically be required to carry all such insurance as Landlord may reasonably require in connection with such construction, for the benefit of Tenant, Landlord, Landlord’s Agents and Tenant’s Contractor, and Landlord shall be named a third party beneficiary of the Tenant’s contract with the Tenant’s Contractor and shall have the right to enforce compliance with such contract in its own name or in the name of Tenant.
c. Neither Tenant’s Contractor, nor any of its subcontractors, shall be permitted to interfere with the work of, or cause labor problems with, Landlord’s contractors or subcontractors otherwise performing work within the Building. Tenant shall be responsible for any damage to the Premises or the Building (including the premises of other tenants) caused by Tenant’s Contractor, or any of its subcontractors. Tenant and/or Tenant’s Contractor shall comply with the pertinent Section 13.3 of the Lease with respect to liens or claims for liens arising out of any Tenant Improvement Work or any other work alleged to have been performed by, or at the direction of, or on behalf of Tenant.
d. Tenant shall cause the Tenant’s Contractor to diligently proceed with the completion of construction of the Tenant Improvement Work after commencement thereof, in accordance with the Plans and Specifications. Landlord shall not be responsible to Tenant for any defects in the Tenant Improvement Work; Tenant shall be primarily responsible for resolving any claims of defects with Tenant’s Contractor or Tenant’s Architect, but Landlord and Tenant agree to cooperate in this regard.
e. Landlord may submit a list of approved subcontractors for consideration by Tenant’s Contractor. Landlord will have the right to review and approve the subcontractor list once the project has been awarded to Tenant’s Contractor.
EXHIBIT C

10. Disbursement of Tenant Improvement Allowance. Disbursement of the Tenant Improvement Allowance shall be subject to compliance by Tenant and the Tenant’s Contractor with the applicable provisions for disbursement of funds by Landlord as set forth herein. Not more often than monthly, Tenant’s Contractor shall present to Landlord standard AIA pay request forms G701, G702, and G703 for payment certified by Tenant’s Architect and approved by Tenant, together with applicable invoices and unconditional lien waivers (or, from subcontractors only, waivers conditioned only on payment) respecting all work covered by the pay request. Within thirty (30) days from receipt of the pay request and all required documentation, Landlord from the Tenant Improvement Allowance will disburse to Tenant, Tenant’s Contractor (or other appropriate vendor(s) indicated in such pay request), the amount approved by Landlord for work in place in the Premises or materials stored in the Premises and covered by the pay request form, less a 10% hold back for retainage, and less any amounts to be reimbursed to Landlord from or charged against the Tenant Improvement Allowance (including the construction management fee pursuant to Section 4 of this Work Letter) pursuant to express provisions of this Lease, which amounts may be paid directly to Landlord from the Tenant Improvement Allowance either upon completion of the Tenant Improvements or from time to time during construction, provided that Landlord shall give Tenant notice of the amount of such disbursement. Landlord itself or through an agent shall have the right, but not the obligation, to verify all requests for payment to assure Landlord that all work requested has been completed in substantial compliance with the approved Plans and Specifications and that no greater proportion of the Tenant Improvement Allowance is being disbursed than represents the proportionate portion of the Tenant Improvements that have been completed in substantial compliance with the approved Plans and Specifications. As provided in Section 5 hereof, Tenant shall be responsible for payment of any deficiencies if the cost of completion of the Tenant Improvements exceeds the Tenant Improvement Allowance. Upon submittal of the second to last pay application, Landlord shall reduce the retainage to five percent (5%). Upon completion of all Tenant Improvements and evidence of compliance with the approved Plans and Specifications and all of the other construction documents (including a certificate of occupancy by the City of Denver and a certificate made by Tenant’s Architect to Landlord certifying Substantial Completion of the Tenant Improvements in accordance with the requirements of this Lease), and subject to proof submitted by Tenant and Tenant’s Contractor that all payments respecting the Tenant Improvements have been completed and all unconditional lien waivers provided, and upon receipt of the final as-built plans of the Tenant Improvements, Landlord shall release to Tenant’s Contractor any retainage, not to exceed the then undisbursed amount of the Tenant Improvement Allowance.
11. Tenant Changes. Tenant may request a change, addition or alteration in the Tenant Improvements as shown by the Plans and Specifications after Landlord’s final approval of such Plans and Specifications (a “Change Order”) by delivery of a written request to Landlord for its approval, not to be unreasonably withheld, conditioned or delayed. Tenant’s Architect shall complete all working drawings necessary to show the change, addition or alteration, and a Change Order in form satisfactory to Landlord. Following its approval of the Change Order, Landlord shall deliver to Tenant its written approval of the Change Order and authorization to proceed with the work as shown by the Change Order. Tenant shall cause Tenant’s Architect to provide documentation for all changes to the Plans and Specifications at the time each change is authorized for construction. At the conclusion of construction, Tenant shall cause Tenant’s Architect to update Tenant’s Plans and Specifications as necessary to reflect all changes to the Plans and Specifications during the course of construction. Tenant shall provide to Landlord a “record set” of as-built sepias, balance report, operating manuals and copies of warranty letters within thirty (30) days following Substantial Completion of the Tenant Improvements.
EXHIBIT C

12. Construction of Tenant Improvements.
a. As part of the cost of the Tenant Improvements to be paid by Tenant (subject to Landlord’s contribution of the Tenant Improvement Allowance as provided herein), at Landlord’s option, Tenant shall reimburse Landlord for costs of remedying deficient or faulty work or inadequate clean-up done by Tenant or its contractor(s) and trash/dumpster use (unless Tenant’s Contractor uses its own dumpster with Landlord’s consent, in which event, trash removal shall be provided by Tenant’s Contractor; provided that in all events Tenant shall be responsible for removing its own trash from the Premises to the appropriate dumpster in connection with any construction or installation by Tenant or its agents). Tenant shall not be charged for use of construction electricity.
b. Landlord or its designated agent shall be afforded an opportunity to supervise all Tenant Improvements.
c. Landlord shall not be liable for, and Tenant waives all claims against Landlord for, any defaults of the Tenant’s Contractor and all subcontractors and suppliers relating to construction of the Tenant Improvements. In the event of any such default, Tenant shall look solely to Tenant’s Contractor or the subcontractors or suppliers.
d. Tenant shall repair any damage to the Building (including the premises of other tenants), or to the property of Landlord or other tenants, and shall indemnify, defend, protect and hold the Landlord and Landlord’s Agents harmless from any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including, without limitation, reasonable attorney’s fees) which arise from the negligence of Tenant or Tenant’s Agents (including without limitation Tenant’s Contractor) in the design of the Tenant Improvements and the process of construction of the Tenant Improvements.
e. All Tenant Improvement Work shall be (1) completed substantially in accordance with the approved Plans and Specifications; (2) completed in accordance with all Laws and applicable governmental requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials, unless Landlord agrees otherwise in writing; and (5) free of defect in materials and workmanship.
f. Tenant’s Contractor and all subcontractors shall abide by the Landlord’s reasonable construction rules.
g. Tenant shall obtain all necessary occupancy permits with respect to the Premises and shall provide duplicate copies thereof to Landlord. Tenant shall not occupy the Premises prior to obtaining all necessary occupancy permits for such occupancy and having complied with the insurance requirements of this Lease applicable to the Term.
13. Landlord Delay and Tenant Delay. The term “Landlord Delay” as used in the Lease or this Agreement shall mean any delay in the completion of the Tenant Improvements which is due to any act or omission of Landlord (wrongful, negligent or otherwise), its agents or contractors (including acts or omissions while acting as agent or contractor for Tenant). The term Landlord Delay shall include, but shall not be limited to any: (1) delay in the giving of authorizations or approvals by Landlord; (2) delay attributable to the acts or failures to act, whether willful, negligent or otherwise, of Landlord, its agents or contractors, where such acts or failures to act delay the completion of the Tenant Improvements; (3) delay attributable to the interference of Landlord, its agents or contractors with the completion of the Tenant Improvements or the failure or refusal of any such party to permit Tenant, its agents or contractors, priority access to and priority use of the Building or any Building facilities or services, including freight elevators, passenger elevators, and loading docks, which access and use are required for the orderly and continuous performance of the work necessary to complete the Tenant Improvements; (4) delay by Landlord in administering and paying when due the Tenant Improvement Allowance (in which case, in addition to such delay being deemed a Landlord Delay, Tenant shall have the right to stop the construction of the Tenant Improvements); (5) delay caused by the failure of the Base Building to comply with the Laws which are applicable to new construction; and (6) delay in delivering the Premises to Tenant. In no event shall Tenant’s remedies or entitlements for the occurrence of a Landlord Delay be abated, deferred, diminished or rendered inoperative because of a prior, concurrent, or subsequent delay resulting from any action or inaction of Tenant. If the Commencement Date is delayed due to a Landlord Delay, then Tenant shall receive two (2) days of Rent abatement for each day the Commencement Date is delayed without extending the Expiration Date. Tenant Delay” shall include, without limitation, any delay in the completion of construction of Tenant Improvements resulting from (i) Tenant’s failure to comply with the provisions of this Work Letter, (ii) delay in work caused by submission by Tenant of a request for any Change Order following approval of the Plans and Specifications, or for the implementation of any Change Order, or (iii) any delay by Tenant in timely submitting comments or approvals to the Plans and Specifications The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of Rent by Tenant.
EXHIBIT C

14. HVAC System in the Premises. Landlord agrees, prior to delivery of the Premises to Tenant, to retrofit the existing moduline heating and air conditioning system (excluding the baseboard heating) in the Premises by installing a variable air volume system with DDC controls (“VAV System”). The retrofit shall include the removal and storage of existing ceiling tiles for future use by Tenant in the construction of the Tenant Improvements. The VAV System shall be installed by Landlord in a base Building configuration with all associated duct work, electrical, and controls in substantial compliance with the requirements of the Preliminary Space Plan. Within fifteen (15) days of the mutual execution of this Lease, Landlord shall obtain a bid for the VAV System and provide a copy thereof to Tenant. Within fifteen (15) days thereafter, Tenant shall advise Landlord that either: (i) Landlord shall install the VAV System in the Premises, or (ii) Tenant shall install the VAV System as part of the Tenant Improvements (provided the cost is no greater than the bid of Landlord). Failure of the Tenant to respond within such fifteen (15) day time frame shall constitute authorization for Landlord to install the VAV System. If Tenant elects to install the VAV System as part of the Tenant Improvements, Landlord shall have no obligation to retrofit the existing system. If Tenant elects to install the VAV System, Landlord shall adjust the Tenant Improvement Allowance based on Tenant’s bid for installation of the VAV System with an understanding that Landlord and Tenant shall share equally in the savings, if any, from the bid obtained by Tenant and the bid obtained by Landlord.
15. Lighting in the Premises. In conjunction with the Tenant Improvements to be installed pursuant to this Work Letter, Tenant may elect to modify the existing overhead lighting on the sixth floor of the Premises from individual 2X2 parabolic lights to individual 2X2 indirect lights to match the indirect overhead lighting currently existing on the fifth floor of the Premises. If Tenant so elects, Landlord agrees to contribute no more than one-third (1/3) of the material cost for the new individual 2X2 overhead parabolic lights for the sixth floor, provided, however, in no event shall such contribution exceed the sum of Forty Thousand Dollars ($40,000.00). Tenant shall be solely responsible for the cost of removal and installation of the new lighting.
16. Tenant Right of Off-Set. Notwithstanding anything in this Work Letter or the Lease to the contrary, Landlord hereby agrees that if Landlord fails to pay any amount of the Tenant Improvement Allowance, Excess TI Amount or any other construction related amounts due and owing by Landlord after Tenant has complied with any and all requirements for payment of such amounts pursuant to this Work Letter, and after Tenant has given Landlord (and its Mortgagee) thirty (30) days’ notice of such failure to pay, then Tenant shall have the right to send a second notice to that effect to Landlord, with a copy to the Mortgagee, conspicuously stating that Tenant intends to exercise the offset rights as set forth herein if Landlord does not cure such failure within ten (10) business days after receipt by Landlord of such second written demand. If such reimbursement is not made within ten (10) business days after such second written demand is delivered to Landlord, then Tenant shall have the right to offset the amount paid by Tenant, together with interest thereon from the date payment was due from Landlord until the unpaid amount is offset, at the Interest Rate, against Monthly Base Rent, Additional Rent and any other sums due from Tenant under this Lease.
EXHIBIT C

17. Tenant Right to Self-Help. If Landlord shall default in the performance or observance of any of its agreements or obligations under this Work Letter, Tenant shall give written notice of the default to Landlord and shall simultaneously send a copy of the notice to Landlord’s Mortgagee, the name and address of whom has previously been furnished in writing to Tenant. If Landlord (or its Mortgagee) fails to cure the default within a reasonable time, not to exceed thirty (30) days after Landlord’s receipt of such notice (unless such cure cannot reasonably be cured within such thirty (30) day period, and Landlord or its Mortgagee commences curing within such thirty (30) day period and thereafter uses diligent efforts to complete such cure as soon as practicable thereafter), Tenant shall have the right to send a second notice to that effect to Landlord, with a copy to the Mortgagee, conspicuously stating that Tenant intends to exercise self-help as set forth herein if Landlord does not cure (or commence to cure) such failure within ten (10) business days after receipt by Landlord. If Landlord (or its Mortgagee) fails to commence to cure the default within said ten (10) business days, then (a) Landlord shall be liable to Tenant for any actual damages sustained by Tenant as a result of Landlord’s breach, and (b) at its election, Tenant may perform the work on Landlord’s behalf in a reasonable, economical and good and workmanlike manner. If Tenant undertakes such work on behalf of Landlord, Landlord shall reimburse Tenant for the reasonable and actual cost thereof within thirty (30) days after receipt of written demand, which demand is accompanied by copies of paid invoices of the sum demanded, and if such reimbursement is not made within ten (10) business days after a second written notice to Landlord (and Landlord’s Mortgagee if required in accordance with the foregoing), conspicuously stating that a deduction from Rent will result if Landlord does not pay the sum demanded prior to the end of such ten (10) business day period, then Tenant may deduct the actual cost thereof from the Monthly Base Rent, Additional Rent and any other sums due from Tenant under this Lease, in addition to exercising any other remedies Tenant may have.
18. Miscellaneous.
a. Any default of Tenant in this Work Letter Agreement shall, subject to any applicable notice and cure periods contained in the Lease, constitute a Default of Tenant under the Lease, and Landlord’s remedies shall be as set forth therein. All provisions of the Lease are fully incorporated in this Exhibit C as though set forth herein at length.
b. Tenant shall designate one (1) construction representative authorized to act for Tenant upon whom Landlord can rely, and who shall consult with Landlord and Landlord’s contractors, employees and agents in connection with the construction of the Tenant Improvements.
EXHIBIT C

EXHIBIT C-1
SPACE PLAN

19TH STREET
NORTH TOWER
CURTIS STREET
CHAMPA STREET
SOUTH TOWER
18TH STREET

HEALTHGRADES - TEST FIT

DENVER PLACE
999 18TH STREET
DENVER, COLORADO 80202

EXHIBIT C-1

19TH STREET
NORTH TOWER
CURTIS STREET
CHAMPA STREET
SOUTH TOWER
18TH STREET

HEALTHGRADES

DENVER PLACE
999 18TH STREET
DENVER, COLORADO 80202

EXHIBIT C-1

EXHIBIT D
NOTICE OF LEASE TERM DATES
Date:
To:

Re:
______________ dated _____________ (“Lease”) by and between _____________, a _________________ (“Landlord”), and ____________________, a __________ (“Tenant”) for the premises commonly known as, _________________________(“Premises”).

Dear :
In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:
•	That Tenant has accepted and is in possession of the Premises and acknowledges the following:
•	Term of the Lease: _____
•	Commencement Date: _____
•	Expiration Date: _____
•	Rentable Square Feet: _____
•	Tenant’s Percentage of Building: __%
•	That in accordance with the Lease, rental payments will/has commence(d) on _____ and rent is payable in accordance with the following schedule:

Months	Monthly Base Rent
00/00/0000 – 00/00/0000	$00,000.00
00/00/0000 – 00/00/0000	$00,000.00
00/00/0000 – 00/00/0000	$00,000.00
•	Rent is due and payable in advance on the first day of each and every month during the Term of the Lease.
•	Your rent checks should be made payable to:

ACCEPTED AND AGREED

TENANT:	LANDLORD:

a,	a,

By:	By:

Print Name:	Print Name:

Its:	Its:

EXHIBIT D

EXHIBIT E
RULES AND REGULATIONS
1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, other than Building standard materials, without the prior written consent of Landlord.
2. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building; provided, that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant and no employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building without the prior written consent of Landlord.
3. Tenant shall not cause any unnecessary janitorial labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to Tenant’s property by any janitors or any other employee or any other person.
4. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may impose a reasonable charge for any additional keys. Tenant may not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door or window of its Premises. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant, and, in the event of loss of any keys, shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.
5. No machines other than standard office machines, such as typewriters and calculators, photo copiers, personal computers and word processors, and vending machines permitted by the Lease, shall be used in the Premises without the approval of Landlord.
6. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.
7. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.
8. Tenant shall not use any method of heating or air-conditioning other than that supplied to the Premises by Landlord.
EXHIBIT E

9. Landlord reserves the right from time to time, in Landlord’s sole and absolute discretion, exercisable without prior notice and without liability to Tenant, to: (a) name or change the name of the Building or Property; (b) change the address of the Building, and/or (c) install, replace or change any signs in, on or about the Property (except for Tenant’s signs, if any, which are expressly permitted by the Lease).
10. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m., or such other hours as may be reasonably established from time to time by Landlord, and on legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.
11. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.
12. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building without the prior written consent of Landlord. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.
13. Except as expressly permitted in the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or drywall, or in any way deface the Premises or any part thereof, except to install normal wall hangings. Tenant shall repair any damage resulting from noncompliance under this rule.
14. Tenant shall store all its trash and garbage within the trash receptacles for the Building or Property. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.
15. Other than as permitted elsewhere in the Lease, the Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging of any kind. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted and the use of a microwave, toaster or toaster oven shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.
16. Tenant shall not use in any space, elevators or stairwells of the Building, any hand trucks except those equipped with rubber tires and side guards, or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.
17. Tenant shall not use the name of the Building in connection with, or in promoting or advertising, the business of Tenant, except for Tenant’s address.
18. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.
19. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.
EXHIBIT E

20. Landlord reserves the right to make such other and reasonable non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Building or Property and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.
21. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s Parties.
22. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum, tile, carpet or other similar floor covering shall be subject to the approval of Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.
23. Tenant shall not without Landlord’s consent, which may be given or withheld in Landlord’s sole and absolute discretion, receive, store, discharge, or transport firearms, ammunition, or weapons or explosives of any kind or nature at, on or from the Premises.
PARKING RULES AND REGULATIONS
In addition to any parking provisions contained in the Lease, the following rules and regulations shall apply with respect to the use of the Property’s parking facilities.
1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.
2. No parker shall park in any parking areas designated by Landlord as areas for parking by visitors to the Property. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.
3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.
4. No extended term storage of vehicles shall be permitted.
5. Vehicles must be parked entirely within painted stall lines of a single parking stall.
6. All directional signs and arrows must be observed.
7. The speed limit within all parking areas shall be five (5) miles per hour.
8. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord’s parking operator.
9. Loss or theft of parking identification devices, if any, must be reported to Landlord’s property manager immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.
10. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.
11. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.
12. The parking operators, managers or attendants, if any, are not authorized to make or allow any exceptions to these rules and regulations.
EXHIBIT E

13. If the Lease terminates for any reason whatsoever, Tenant’s right to park in the parking facilities shall terminate concurrently therewith.
14. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense.
15. Tenant shall not permit any parking by its employees, agents, subtenants, customers, invitees, concessionaires or visitors on the streets surrounding the Premises in violation of any ordinances or postings by any public authorities having jurisdiction.
16. Tenant’s parking spaces shall be used only for parking by vehicles no larger than normally sized passenger automobiles, vans and sport utility vehicles. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be payable by Tenant upon demand by Landlord.
EXHIBIT E

EXHIBIT F
ESTOPPEL CERTIFICATE
The undersigned (“Tenant”) hereby certifies to                                          (“Landlord”), and                                            , as follows:
1. Attached hereto is a true, correct and complete copy of that certain Lease dated                     , between Landlord and Tenant (the “Lease”), for the premises commonly known as                                          (the “Premises”). The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.
2. The term of the Lease commenced on                     ,  ____.
3. The term of the Lease is currently scheduled to expire on                     ,  _____.
4. Tenant has no option to renew or extend the Term of the Lease except:                                         .
5. Tenant has no preferential right to purchase the Premises or any portion of the Building/Premises except:  _____ .
6. The Lease has: (Initial One)
(_) not been amended, modified, supplemented, extended, renewed or assigned.
(_) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:                                          .
7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows:                                         .
8. The current Base Rent is $                    ; and current monthly parking charges are $                    .
9. The amount of security deposit (if any) is $                    . No other security deposits have been made.
10. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.
11. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full except                     .
12. As of the date hereof, Tenant is not aware of any defaults on the part of Landlord under the Lease except                     .
13. As of the date hereof, there are no defaults on the part of Tenant under the Lease.
14. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.
15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.
16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.
EXHIBIT F

17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.
18. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.
The foregoing certification is made with the knowledge that  _____  is about to [fund a loan to Landlord or purchase the Building from Landlord], and that  _____  is relying upon the representations herein made in [funding such loan or purchasing the Building].
Dated:                     ,  _____.
“TENANT”

By:

Print Name:
Its:

EXHIBIT F

EXHIBIT G
JANITORIAL SPECIFICATIONS
Nightly Services
a.	Secure all lights as soon as possible each night.
b.	Vacuum carpets.
c.	Dust mop all resilient and composition floors with treated dust mops. Damp mop to remove spills and water stains as required.
d.	Dust all desks and office furniture with treated dust cloths.
e.	Paper and folders on desk are not to be moved.
f.	Empty all waste paper baskets and other trash containers nightly. Empty all jumbo size office paper recycling boxes as needed.
g.	Remove all trash from floors to the designated trash area.
h.	Remove fingerprints, dirt smudges, graffiti, etc., from all door, frames, glass partitions, windows, light switches, walls, elevator door jambs and elevator interiors.
i.	Return chairs and waste baskets to proper positions.
j.	Dust and remove debris from all metal door thresholds.
k.	Wipe clean smudged bright work.
Restroom Services
a.	Restock all restrooms with supplies from the Owner’s stock, including paper towels, toilet tissue and hand soap as needed.
b.	Restock all sanitary napkin dispensers from Contractor’s stock, as needed. Supplies for this service are the sole responsibility of the janitorial contractor.
c.	Wash and polish all mirrors, dispensers, faucets, flushometers, and bright work with non-scratch disinfectant cleaner.
d.	Wash and sanitize all toilets, toilet seats, urinals, and sinks with a non-scratch disinfectant cleaner. Wipe dry all sinks.
e.	Remove stains, descale toilets, urinals and sinks as required.
f.	Mop all restroom floors with disinfectant germicidal solutions.
g.	Empty all waste and sanitary napkins and tampon receptacles.
h.	Remove all restroom trash from building.
i.	Spot clean fingerprints, marks, smudges and graffiti from walls, partitions, glass aluminum and light switches as required.
EXHIBIT G

RECYCLE PROGRAM
Currently we recycle the following items:
•	White paper
•	Computer Paper
•	Envelopes
•	Carbonless Paper (NCR)
•	Cardboard (small amounts only)
•	Aluminum Cans (in plastic bags only)
•	Colored Paper
•	Letter and Message Paper
•	FAX Paper
•	Bulk Mail
•	File Folders
EXHIBIT G

EXHIBIT H
PRIOR TENANT RIGHTS
1. Petro Canada has a recurring right of first refusal for space on the sixth floor of the South Tower of the Building until June 30, 2015.
2. Petro Canada has a five (5) year renewal right for 28,005 square feet of rentable area on the sixth floor of the North Tower and the South Terrace of the Building after the current lease expires on June 30, 2015.
EXHIBIT H

EXHIBIT I
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of [                                          ], [                     ], by and among [                                           ], a [                     ] corporation, having an address at 1 SunAmerica Center, 38th Floor, Century City, Los Angeles, California 90067-6022, Attention: Director-Mortgage Lending and Real Estate (“Lender”), [                                          ], a [                                           ], having an address at [                                          ] (“Tenant”) and [                                           ], a [                                          ], having an address at [                                           ] (“Landlord”).
RECITALS:
A. Landlord is or will be the owner of the land legally described in Exhibit A attached hereto and made a part hereof and the buildings and other improvements located on such land (such land, buildings and improvements being referred to herein as the “Property”)
B. Lender has made or has agreed to make a loan (the “Loan”) to Landlord in connection with Landlord’s financing of the Property.
C. Tenant is the lessee under that certain Lease Agreement dated [                                        ], [                    ] (as modified, amended or supplemented through the date hereof, the “Original Lease”) relating to a portion of the Property (the “Premises”) commonly referred to as [                                        ]. The Original Lease, as hereafter modified, amended or supplemented from time to time, is referred to hereinafter as the “Lease.”
D. The Loan has been or will be evidenced by a certain promissory note (the “Note”) and secured by, among other things, a first-lien Mortgage, Deed of Trust, Deed to Secure Debt or similar security instrument encumbering the Property (such instrument, as amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended from time to time, being herein referred to as the “Security Instrument”).
E. The Lease has been or may be assigned by Landlord to Lender as further security for the Note.
F. Landlord and Tenant’s agreement that the Security Instrument shall unconditionally be and remain at all times a lien or charge upon the Premises prior and superior to the Lease is a condition to Lender’s agreement to make the Loan and enter into this Agreement.
AGREEMENT:
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and understanding that Lender will rely on Tenant’s covenants and certifications, as set forth herein, in entering into this Agreement, the parties hereto agree and certify as follows:
1. Tenant represents and warrants to Lender that the Original Lease has been duly authorized, executed and delivered by Tenant. Landlord and Tenant each represent and warrant to Lender that (a) the Original Lease is in full force and effect, (b) except as expressly set forth in Recital C hereof, the Original Lease has not been modified or amended in any way, and (c) no party to the Original Lease is in default with respect to such party’s obligations under the Original Lease as of the date of this Agreement.
Form SNDA — Standard
As of May, 2008

2. The Security Instrument and any and all terms, conditions and provisions thereof, all advances made or to be made thereunder, and any other amendments, modifications, renewals, extensions, alterations or replacements thereof are and shall unconditionally be and remain at all times a lien or charge upon the Premises senior, prior and superior to the Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other lessee thereunder in or to the Premises or in or to the Property. The Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other lessee thereunder in or to the Premises or in or to the Property are hereby unconditionally subjected and made subordinate to, and Tenant hereby subordinates the leasehold estate created by the Lease, and all of Tenant’s right, title, and interest under the Lease and in and to the Premises and in or to the Property to, the lien or charge of the Security Instrument and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any amendments, modifications, renewals, extensions, alterations or replacements thereof.
3. As long as Tenant is in compliance with the terms of this Agreement and is not in default in the performance of its obligations under the Lease, which default has continued beyond any cure periods provided in the Lease or at law, Tenant shall not be named as a party defendant in any action for foreclosure, trustee’s sale or other enforcement of the Security Instrument (unless required by law), nor shall the Lease be terminated in connection with, or by reason of, foreclosure, trustee’s sale or other proceedings for the enforcement of the Security Instrument, or by reason of a transfer of the landlord’s interest under the Lease pursuant to the taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure, nor shall Tenant’s use or possession of the Premises be interfered with, and the rights of Tenant under the Lease shall remain in full force and effect, except that the person acquiring or succeeding to the interests of Landlord as the result of any such action or proceeding and such person’s successors and assigns (any of the foregoing being hereinafter referred to as “Successor”) shall not be:
(a) bound by any prepayment of rent paid more than thirty (30) days in advance of the due date or for any security deposit unless actually received by Successor and then limited to the amount of such security deposit actually received subject to all rights, privileges and benefits of Landlord set forth in the Lease with respect thereto;
(b) liable for any act or omission of any prior landlord (including, without limitation, Landlord) or for any claim for damages against any such prior landlord (including, without limitation, Landlord);
(c) subject to any offsets, defenses or counterclaims which Tenant may have against any prior landlord (including, without limitation, Landlord); except to the extent of any such offset rights with respect to costs, expenses and direct damages as set forth in Section 31.1 of the Lease and Sections 16 and 17 of the Work Letter attached to the Lease as Exhibit C thereto provided that (i) Lender shall have received written notice of the default or event entitling Tenant to such offset right prior to Successor’s taking title to the Premises and thereafter Successor shall have failed to cure such default pursuant to the terms of this Agreement, (ii) to the extent Tenant had knowledge of the default or event giving rise to such offset right, Tenant attempted to exercise such rights of offset against the prior landlord (including Landlord), (iii) Successor shall not be subject to any such offset rights to the extent such offset rights have already been taken against any prior landlord (including Landlord), and (iv) in no event shall Successor be liable for any punitive or consequential damages; or
(d) bound by any amendment, modification or termination of the Original Lease made without the written consent of Lender.
Form SNDA — Standard
As of May, 2008

4. If the interest of Landlord under the Lease shall be transferred by reason of any foreclosure, trustee’s sale or other proceedings for enforcement of the Security Instrument or the obligations which it secures or pursuant to a taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure thereof, then Tenant shall be bound to Successor and, so long as Tenant is not in default under the Lease, Successor shall be bound to Tenant under all of the terms, covenants and conditions of the Lease for the unexpired balance of the term thereof remaining (and any extensions, if exercised), with the same force and effect as if Successor were Landlord, and Tenant does hereby (a) agree to attorn to Successor, including Lender if it be Successor, as its landlord, (b) affirm its obligations under the Lease, and (c) agree to make payments of all sums due under the Lease to Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon Successor succeeding to the interest of Landlord under the Lease. To the extent permitted by applicable law, Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or obligation to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure, trustee’s sale or other proceedings for enforcement of the Security Instrument or the taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure. Tenant agrees to provide Successor a written confirmation of its attornment to Successor within ten (10) days after receipt of a written request therefor from Successor, but failure to receive such written confirmation from Tenant shall not derogate from Tenant’s obligations to Successor hereunder.
5. Upon the written request of either Tenant (provided that Tenant is then in compliance with the terms of this Agreement and is not in default in the performance of its obligations under the Lease) or Successor to the other given at the time of foreclosure, trustee’s sale or other proceeding for enforcement of the Security Instrument or by deed in lieu thereof, the parties shall execute a lease of the Premises upon the same terms and conditions as the Lease between Landlord and Tenant, which Lease shall cover any unexpired balance of the term of the Lease existing prior to such foreclosure, trustee’s sale or conveyance in lieu thereof.
6. Notwithstanding anything to the contrary in the Lease, Tenant shall not terminate or cancel the Lease or the term thereof by reason of a default or breach by Landlord thereunder and Tenant shall not commence any action against Landlord or otherwise pursue any right or remedy against Landlord in consequence of a default by Landlord under the terms and provisions of the Lease unless written notice by Tenant specifying such default is mailed to Lender at its address set forth above. Tenant further agrees that Lender shall have the right, but shall not be obligated, to cure such default on behalf of Landlord within thirty (30) days after receipt of such notice, or if such default cannot reasonably be cured in such 30-day period, Lender shall have the right to commence the cure of such default in such 30-day period and thereafter diligently pursue such cure until completed. Tenant further agrees not to invoke any of its remedies either express or implied, under the Lease (except in the case of emergency repairs) unless such default shall remain uncured at the expiration of the 30-day period after receipt of such notice of default, or if such default cannot reasonably be cured by Lender in such 30-day period, unless the cure of such default shall not be commenced within such 30-day period and thereafter prosecuted diligently to completion.
7. Tenant agrees that neither this Agreement nor the Security Instrument shall, prior to Lender’s succession to Landlord’s interest in the Premises, through any foreclosure, trustee sale, deed or assignment in lieu of foreclosure, or a possessory action, operate to place responsibility for the control, care, management or repair of the Premises upon Lender, or impose responsibility for the carrying out of the terms and conditions of the Lease, nor shall Lender be responsible for or liable for any waste committed on the Premises by any party whatsoever or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in any damage to property or in any loss or injury or death to any person.
8. In the event that Lender notifies Tenant of any default under the Security Instrument and demands that Tenant pay rent and all other sums due under the Lease to Lender, Tenant (waiving any proof of the occurrence of such event of default other than receipt of Lender’s notice) shall pay rent and all other sums due under the Lease directly to Lender. Any payments made to Lender by Tenant shall not affect or impair the other rights and remedies of Lender under the Security Instrument or otherwise against Landlord. Any and all payments made to Lender by Tenant pursuant to the foregoing shall be credited against Tenant’s rental obligations under the Lease regardless of whether Lender had the right to make such demand and regardless of any contrary demands which may hereafter be made by Landlord.
9. This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Lease to the lien or charge of the Security Instrument in favor of Lender, and shall supersede and cancel, but only insofar as would affect the priority of the Lease as to such subjection or subordination, all other subjection or subordination agreements including, but not limited to, those provisions, if any, contained in the Lease which provide for the subjection or subordination of said Lease to a deed of trust or to a mortgage or mortgages.
Form SNDA — Standard
As of May, 2008

10. This Agreement may not be modified except by an agreement in writing signed by the parties. All references to Lender in this Agreement shall be deemed to refer to Lender, its participants, and their respective successors and assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
11. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Instrument, except as specifically set forth herein. Successor’s liability under the Lease shall be limited to Successor’s interest in and to the Property.
12. Tenant acknowledges that this Agreement satisfies any condition or requirement in the Original Lease relating to the granting of a non-disturbance agreement with respect to the Security Instrument. In the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance, the terms and provisions hereof shall be controlling.
13. All notices, demands or requests made pursuant to, under or by virtue of this Agreement shall be in writing and delivered by hand, sent by an overnight courier service providing dated evidence of delivery or mailed by certified or registered mail, return receipt requested, to the person to whom the notice, demand or request is being made at its address set forth herein. Such notices shall be deemed to have been promptly given and received for all purposes (a) if hand delivered, effective upon delivery; (b) if mailed, by United States registered or certified mail, postage prepaid, return receipt requested, effective on the date shown on the return receipt; or (c) if sent by Federal Express or other reliable express courier, effective on the next business day after delivery to such express courier service. Any person may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement. “Business day” shall mean any day, except Saturday, Sunday and any day which, in the State in which the Property is located, is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.
14. This Agreement shall be governed by the laws of the State in which the Property is located. If any of the terms of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of any such terms to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
15. In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys’ fees, costs and expenses incurred by the prevailing party.
16. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement.
17. Tenant understands, acknowledges and agrees that Lender in entering into this Agreement and third parties who are interested in the matters covered by this Agreement are relying on the representations contained herein, including without limitation purchasers, transferees, assignees, servicers, participants, investors, and their respective successors and assigns, and credit rating agencies in connection with the Loan.
[Signature Pages Follow]
Form SNDA — Standard
As of May, 2008

IN WITNESS WHEREOF, Tenant, Lender and Landlord have hereunto caused this Agreement to be duly executed as of the day and year first above written.

“TENANT”

[ ], a [ ]

By:

Name:

Title:

Signed, sealed and delivered in the presence of:

Print name:

Print name:

STATE OF ___________________
COUNTY OF _________________
On  _____  before me,                                         , a notary public, personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing is true and correct.
Witness my hand and official seal.
Signature ________________________________              (Seal)
Form SNDA — Standard
As of May, 2008
SNDA — Tenant Signature Page

“LENDER”

By: WESTERN NATIONAL LIFE INSURANCE COMPANY, a Texas corporation By: AIG Asset Management (U.S.), LLC, its investment adviser

By:

Name:
Title:

Signed, sealed and delivered in the presence of:

Print name:

Print name:

STATE OF CALIFORNIA
COUNTY OF LOS ANGELES
On  _____  before me,                                         , a notary public, personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.
Witness my hand and official seal.
Signature ________________________________                         (Seal)

“LANDLORD”

[___________________________________], a [________________________]

By:

Name:
Title:

Signed, sealed and delivered in the presence of:

Print name:

Form SNDA — Standard
As of May, 2008

Print name:
STATE OF
COUNTY OF
On                      before me,                     , a notary public, personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of  _____  that the foregoing is true and correct.
Witness my hand and official seal.
Signature  _____  (Seal)
Form SNDA — Standard
As of May, 2008

EXHIBIT A
[Legal Description]
Form SNDA — Standard
As of May, 2008